Exhibit 10.1

LOAN AND GUARANTY AGREEMENT

between

The Mississippi Business Finance Corporation

and

ENVIVA INC.

and

CERTAIN SUBSIDIARIES OF ENVIVA INC.

Dated as of November 1, 2022

Effective as of November 22, 2022

NOTE: THIS LOAN AGREEMENT, EXCEPT FOR THE ISSUER’S UNASSIGNED RIGHTS (AS DEFINED HEREIN), HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF WILMINGTON TRUST, N.A., AS TRUSTEE UNDER AN INDENTURE OF TRUST DATED AS OF NOVEMBER 1, 2022, BETWEEN The Mississippi Business Finance Corporation AND SUCH TRUSTEE, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT ITS CORPORATE TRUST OFFICE IN RICHMOND, VIRGINIA.

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THIS LOAN AND GUARANTY AGREEMENT is dated as of November 1, 2022 and effective as of November 22, 2022 by and between the Mississippi Business Finance Corporation (the “Issuer”), a public corporation organized under the laws of the State of Mississippi (the “State”), and ENVIVA INC. (the “Company”), a corporation organized under the laws of the State of Delaware, and by (collectively, the following being the “Initial Guarantors”) Enviva Holdings GP, LLC, Enviva Holdings, LP, Enviva Management Company, LLC, Enviva Shipping Holdings, LLC, Enviva GP, LLC, Enviva Aircraft Holdings Corp., Enviva Partners Finance Corp., Enviva, LP, Enviva Energy Services, LLC, Enviva Development Finance Company, LLC, Enviva Pellets Waycross, LLC, Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC, Enviva Pellets, LLC, Enviva Pellets Bond, LLC, and Enviva Pellets Greenwood, LLC.

W I T N E S S E T H:

WHEREAS, the Issuer is authorized pursuant to the provisions of the Constitution of the State and Section 57-10-201 et seq. and Section 57-10-401 et seq. of the Mississippi Code of 1972 (as amended, the “Act”), to, among other things, provide financial assistance to businesses and companies in the State by providing loans, guarantees and other assistance to businesses, thereby encouraging the investment of private capital in businesses in the State and to finance such assistance to businesses by the issuance of revenue bonds; and

WHEREAS, in accordance with applicable provisions of the Act, the Issuer proposes to issue $100,000,000 in aggregate principal amount of its Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) (the “Series 2022 Bonds”), pursuant to an Indenture of Trust dated as of November 1, 2022 (the “Indenture”) by and between the Issuer and Wilmington Trust, N.A., as trustee (the “Trustee”) for the purposes of (i) financing all or a portion of the costs of acquiring, constructing, and equipping of the Facility (as described herein) (the “Project”), (ii) funding capitalized interest, and (iii) paying certain costs and expenses related to the issuance of the Series 2022 Bonds; and

WHEREAS, the Company proposes to deliver to the Issuer its promissory note in the form of Exhibit B hereto in respect of the Series 2022 Bonds to be dated November 22, 2022 (the “Series 2022 Note”), evidencing its obligation to pay all amounts due under this Loan Agreement with respect to the Series 2022 Bonds; and

WHEREAS, the Initial Guarantors propose to jointly and severally guarantee the Obligations (as herein defined) of the Company under this Loan Agreement and the Notes; and

WHEREAS, the Issuer, as security for the Series 2022 Bonds, intends to assign to the Trustee the Series 2022 Note and all the rights of the Issuer under this Loan Agreement (except for the Issuer’s Unassigned Rights).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.      Definitions. All capitalized terms used herein but not herein defined shall have the meaning assigned thereto in the Indenture. Words defined elsewhere in this Loan Agreement shall have the same meaning throughout this Loan Agreement. In addition, the following words and terms as used in this Loan Agreement shall have the following meanings unless a different meaning clearly appears from the context:

“2026 Notes” means those certain 6.50% Senior Notes due 2026 issued by the Company and Enviva Partners Finance Corp., a Delaware corporation; provided that 2026 Notes shall not include any refinancing thereof.

“2026 Refinancing Notes” means any senior unsecured bonds issued by the Company to refinance the 2026 Notes.

“Acquired Debt” means, with respect to any specified Person:

(i)            Indebtedness or Disqualified Stock of any other Person existing at the time such other Person was merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness or Disqualified Stock is incurred or issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness or Disqualified Stock which is extinguished, retired, cancelled or repaid in connection with such Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(ii)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person but excluding Indebtedness which is extinguished, retired, cancelled or repaid in connection with such asset being acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

“Asset Sale” means:

(1)            the sale, lease, conveyance or other disposition of any properties or assets (including by way of a merger or consolidation or by way of a Sale and Leaseback Transaction); and

(2)            the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries; provided, that in the case of clause (1) or (2), the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will not constitute an “Asset Sale” but will be governed by the provisions of Section 5.16 and not by the provisions of Section 5.8.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $25.0 million;

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(2)            a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

(3)            an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)            the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business;

(5)            the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business (including, without limitation, unwinding or settling any Hedging Contracts);

(6)            a Restricted Payment that is permitted by Section 5.9 or a Permitted Investment;

(7)            the creation or perfection of a Lien that is not prohibited by Section 5.7 or a disposition in connection with any such Lien;

(8)            surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)            the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(10)          dispositions of Capital Stock or Indebtedness of any Unrestricted Subsidiary;

(11)          an Asset Swap; and

(12)          any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with Section 5.8 as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Notwithstanding the foregoing, the amount of any Sale and Leaseback Transaction that is a Finance Lease shall be determined in accordance with the definition of “Finance Lease”.

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“Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a limited partnership, the board of directors of the general partner of the partnership;

(3)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)            with respect to any Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than debt securities that are convertible into any of the foregoing.

“Cash Equivalents” means:

(1)            United States dollars;

(2)            securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)            marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

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(4)            certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any United States branch of a foreign bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)            repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)            commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)            money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)            marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of creation thereof.

“Closing Date” means the date of issuance of the Series 2022 Bonds.

“Commercial Operation” shall be deemed achieved for any Qualified Project at such time as the substantial completion of construction (other than punch list items) thereof and the initial placement thereof into service have occurred.

“Completion Date” means the date of completion of the Project established pursuant to Section 3.7.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)            provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)            consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)            depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

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(4)            unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5)            all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense and, without duplication, Transaction Costs; plus

(6)            any deferred or non-cash equity compensation or stock option or similar compensation expense, including all expense recorded for any equity appreciation rights plan in excess of cash payments for exercised rights, in each case during such period; plus

(7)            without duplication, the amount of “run rate” cost savings, cost rationalization programs, operating expense reductions, revenue enhancements, synergies and operating improvements (including the entry into material contracts and arrangements and pricing improvements or increases) (collectively, “Run Rate Benefits”) related to any acquisition, Investment, disposition, incurrence, repayment or refinancing of Indebtedness, Restricted Payment, Subsidiary designation, operating improvement, tax restructuring or other restructuring, cost savings initiative and/or any similar transaction or initiative projected by the Company in good faith to be realized as a result of actions that have been taken (or with respect to which substantial steps have been taken) or initiated or are expected to be taken or initiated (in the good faith determination of the Company) no later than 12 months after the end of such period (which Run Rate Benefits shall be added to Consolidated Cash Flow until fully realized and calculated on a pro forma basis as though such Run Rate Benefits had been realized on the first day of the relevant period), in each case net of the amount of actual benefits realized from such actions (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken or initiated or that is expected to be taken); provided that (A) such cost savings are reasonably identifiable (for the avoidance of doubt, whether or not permitted to be added back under the rules and regulations of the SEC) and (B) any Run Rate Benefits cumulatively shall not exceed 35% of the Company’s Consolidated Cash Flow for the most recent Test Period; plus

(8)            an amount equal to dividends or distributions paid during such period in cash to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting; minus

(9)            non-cash items increasing such Consolidated Net Income for such period, other than accruals of revenue or other items in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1)            the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of each of the Persons that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included but only to the extent of the amount of dividends or distributions paid to the specified Person or any Restricted Subsidiary thereof;

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(2)            the Net Income of any Restricted Subsidiary other than a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)            the cumulative effect of a change in accounting principles will be excluded;

(4)            unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of ASC-815, will be excluded;

(5)            any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(6)            any asset (including goodwill) impairment or write-down on or related to non-current assets under applicable GAAP or Commission guidelines will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, with such pro forma adjustments to total assets, reserves, goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Secured Leverage Ratio” means as of any date of determination, the ratio of (a) the aggregate principal amount of Consolidated Total Net Debt of the Company and its Restricted Subsidiaries (excluding Indebtedness of any Excluded Project Subsidiary in the Development Stage) that is secured by a Lien pursuant to clauses (1), or (25) of the definition of Permitted Liens that is outstanding as of such date to (b) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries (excluding Indebtedness of any Excluded Project Subsidiary in the Development Stage) for the then most recently ended Test Period immediately preceding the date of determination, in each case, calculated on a pro forma basis in a manner consistent with the adjustments contemplated by the definition of “Fixed Charge Coverage Ratio” and as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Net Debt” means, as to any Person at any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all third party debt for borrowed money (including letter of credit drawings that have not been reimbursed within ten Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments, but excluding, for the avoidance of doubt, undrawn letters of credit, obligations under Hedging Contracts and all undrawn amounts under revolving credit facilities) and (2) the aggregate amount of all outstanding Disqualified Stock or Designated Preferred Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock or Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case of such Person and its Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of purchase or pushdown accounting in connection with any acquisition, Investment or other similar transaction); provided that “Consolidated Total Net Debt” shall be calculated (i) net of all unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at such date of determination, (ii) net of Restricted Cash of all Restricted Subsidiaries (excluding Restricted Cash of any Excluded Project Subsidiary in the Development Stage) at such date of determination and (iii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidence of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of cash and Cash Equivalents. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Net Debt shall be required to be determined pursuant to this Loan Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the Board of Directors or senior management of such Person.

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“Consolidated Total Leverage Ratio” means as of any date of determination, the ratio of (a) the aggregate principal amount of Consolidated Total Net Debt of the Company and its Restricted Subsidiaries (excluding Indebtedness of any Excluded Project Subsidiary in the Development Stage) that is outstanding as of such date to (b) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries (excluding Indebtedness of any Excluded Project Subsidiary in the Development Stage) for the most recently ended Test Period immediately preceding the date of determination, in each case, calculated on a pro forma basis in a manner consistent with the adjustments contemplated by the definition of “Fixed Charge Coverage Ratio” and as determined on a consolidated basis in accordance with GAAP.

“Consolidation” means, with respect to accounting measures of any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 18, 2018, as amended, by and among the Company, as Company, the guarantors party thereto, the lenders and the others parties party thereto from time to time and Barclays Bank PLC, as administrative agent, or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, Refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

“Credit Facilities” means one or more debt facilities, commercial paper facilities, indentures or debt issuances, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory), commercial paper, debt securities or letters of credit, in each case, as amended, restated, modified or Refinanced (including Refinancing with any capital markets transaction) in whole or in part from time to time.

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“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officers’ certificate.

“Development Stage” means, with respect to any Excluded Project Subsidiary, the period prior to the first anniversary of the commencement of its Commercial Operations.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final Stated Maturity of the Notes, in each case except in exchange for Capital Stock of the Company (other than Disqualified Stock). Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.9 and (b) any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

For purposes of Section 5.11, the “amount” or “principal amount” of any Disqualified Stock or Preferred Stock shall equal the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, in each case, exclusive of accrued dividends. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on the date on which the “amount” or “principal amount” thereof shall be required to be determined pursuant to this Loan Agreement; provided, however, that if such Disqualified Stock or Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or Preferred Stock as reflected in the most recent financial statements of such Person.

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“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Closing Date or (ii) any contribution to capital of the Company in respect of Capital Stock of the Company.

“Event of Default” means any of the events enumerated in Section 8.1.

“Excluded Contributions” means Cash Equivalents or other assets (valued at their fair market value as determined in good faith by the Company) received by the Company after the date of this Loan Agreement from contributions to its common equity capital or the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as “Excluded Contributions” pursuant to an officers’ certificate.

“Excluded Project Subsidiary” means, at any time, any Restricted Subsidiary that (i) becomes a Restricted Subsidiary after the Closing Date and is an obligor or otherwise bound with respect to Indebtedness that constitutes Non-Recourse Debt and that is not an obligor with respect to any other Indebtedness that is not permitted pursuant to Section 5.11 and (ii) has been designated by an Officer’s Certificate as an Excluded Project Subsidiary dedicated to the operation of one or more Qualified Projects that has been and is to be financed only with equity contributions in cash and Non-Recourse Debt (and not any other Indebtedness) (except to the extent such other Indebtedness is permitted pursuant to Section 5.11).

The Board of Directors or senior management of the Company may designate any Restricted Subsidiary that complies with the requirements above to be an Excluded Project Subsidiary. The Board of Directors or senior management of the Company may designate any Excluded Project Subsidiary to be a Restricted Subsidiary that is not an Excluded Project Subsidiary.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness or Disqualified Stock of the Company and its Restricted Subsidiaries in existence on the Closing Date, until such amounts are repaid.

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $30.0 million or more and otherwise by an officer of the Company, which determination will be conclusive for all purposes under this Loan Agreement.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized as a finance lease on a balance sheet in accordance with GAAP. No obligation that is accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Closing Date will be deemed to be a Finance Lease.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any Test Period, the ratio of the Consolidated Cash Flow of such Person (excluding, in the case of the Company, the Consolidated Cash Flow of any Excluded Project Subsidiary in the Development Stage) for such period to the Fixed Charges of such Person (excluding, in the case of the Company, the Fixed Charges of any Excluded Subsidiary in the Development Stage) for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving borrowings incurred for working capital purposes) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the applicable Test Period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)            acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries (or by any Person acquired by such Person or any of its Restricted Subsidiaries), including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the Test Period or subsequent to such Test Period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the Test Period, including any other adjustments set forth in the definition of “Consolidated Cash Flow” (but without regard to the limitations in proviso (B) of clause (7) thereof);

(2)            the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)            the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)            interest income reasonably anticipated by such Person to be received during the applicable Test Period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included; and

(5)            with respect to any Qualified Project which has achieved Commercial Operations after the start of the applicable Test Period and on or prior to the Calculation Date and for which a definitive off-take or terminaling contract with a non-Affiliated third party has been executed and remains in effect on the Calculation Date, such pro forma calculations may include pro forma adjustments to Consolidated Cash Flow to reflect the projected operating results for such Qualified Project for the complete duration of the Test Period as if such Qualified Project had achieved the Commercial Operations Date on the first day of such Test Period, net of the actual Consolidated Cash Flow produced by such facility during such Test Period, based on reasonable assumptions and relevant facts and circumstances, which may include, without limitation, (i) the contracted rates in the applicable off-take contracts or terminaling services contract, (ii) capital and other costs, operating, shipping and administrative expenses, commodity price assumptions, ramp-up production assumptions, the class and amount of Equity Interests of such facility owned, directly or indirectly, by the Company and reasonable allowances for contingencies and (iii) to the extent applicable, the actual operating results for such facility on an annualized basis (with appropriate adjustments for the impact, if any, of seasonality and other items set forth in the preceding clause (ii) on such actual operating results); provided that all such pro forma adjustments set forth in this sentence will be made by a responsible financial or accounting officer in good faith.

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For purposes of this definition, (a) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the reference period; and (b) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the reference period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)            the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings but excluding write-offs of deferred financing costs or premiums paid in connection with a retirement of Indebtedness), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2)            the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)            any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)            all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Designated Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock or Designated Preferred Stock) or to the Company or a Restricted Subsidiary of the Company.

Furthermore, in calculating “Fixed Charges” for purposes of determining the “Fixed Charge Coverage Ratio”:

(a)            interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date;

(b)            if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the reference period;

(c)            notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Contracts, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and interest on Indebtedness referred to in clause (3) will be included only to the extent attributable to the portion of such Indebtedness that is so guaranteed by such Person or its Restricted Subsidiaries or so secured by a lien on the assets thereof (provided that the amount of such Indebtedness so secured will be the lesser of (x) the fair market value of such assets at the date of determination and (y) the amount of such Indebtedness).

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“Government Securities” means securities that are:

(1)            direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)            obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1)            the Subsidiaries of the Company executing this Loan Agreement as Initial Guarantors, and

(2)            any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Loan Agreement and the Indenture; and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of this Loan Agreement and the Indenture.

“Hedging Contracts” means, with respect to any specified Person:

(1)            (i) any agreement of such Person with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount or (ii) any interest rate swap agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement or interest rate collar agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates with respect to Indebtedness incurred;

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(2)            any foreign exchange contract or similar currency protection agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in currency exchanges rates; and

(3)            any other futures contract, swap, option or similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates, commodity prices or currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, without duplication and whether or not contingent:

(1)            in respect of borrowed money;

(2)            evidenced by bonds, notes, debentures or similar instruments;

(3)            in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under such letters of credit issued for the account of such Person;

(4)            in respect of bankers’ acceptances;

(5)            representing Finance Lease Obligations;

(6)            representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is delivered, except any such balance that constitutes an accrued expense or trade payable; or

(7)            representing any obligations under Hedging Contracts, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, that any indebtedness which has been defeased in accordance with GAAP or defeased or discharged pursuant to the irrevocable deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness (and subject to no other Liens) and the other applicable terms of the instrument governing such indebtedness shall not constitute “Indebtedness.” In addition, the term “Indebtedness” includes, with respect to any Person, all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (other than Indebtedness of an Unrestricted Subsidiary or Joint Venture of the specified Person to the extent secured by a Lien on or pledge of Equity Interests of such Unrestricted Subsidiary or Joint Venture as contemplated by clause (ix) of the definition of “Permitted Liens”), whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes

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(i)            any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on a final financial statement or report or the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets;

(ii)           accrued expenses and trade accounts payable arising in the ordinary course of business;

(iii)          any unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815);

(iv)          any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(v)           Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers such Person’s or any of such Person’s Restricted Subsidiaries’ direct payment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness;

(vi)          indebtedness which is owed by the Company or a Restricted Subsidiary to any Person, to the extent such Person has incurred corresponding indebtedness in connection with municipal bonds or other instruments being issued in connection with qualification for a tax exemption, regulatory relief or similar circumstances which is owed to the Company or a Restricted Subsidiary;

(vii)         indebtedness which is owed by the Company or a Restricted Subsidiary to any Person to the extent and up to the amount of any corresponding indebtedness owed by such Person (or a beneficial owner of such Person) to the Company or a Restricted Subsidiary in connection with new market tax credit financing or similar financings.

The “amount” or “principal amount” of any Indebtedness outstanding as of any date will be, except as specified below, determined in accordance with GAAP:

(1)            in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness;

(2)            in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3)            in the case of any Finance Lease Obligation, the amount determined in accordance with the definition thereof;

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(4)            in the case of other unconditional obligations (other than those specified in clauses (1) or (2) of the first paragraph of this definition), the amount of the liability thereof determined in accordance with GAAP;

(5)            in the case of other contingent obligations (other than those specified in clauses (1) or (6) of the first paragraph of this definition), the maximum liability at such date of such Person; and

(6)            the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Independent Advisor” means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

“Initial Guarantors” means the Restricted Subsidiaries executing this Loan Agreement as Guarantors on the Closing Date.

“Initial Unrestricted Subsidiaries” means Enviva MLP International Holdings, LLC, Enviva Energy Services (Jersey) Limited, Enviva Energy Services Cooperatief, U.A., Enviva Pellets Epes, LLC, Enviva Pellets Epes Holdings, LLC, Enviva Pellets Epes Finance Company, LLC, and IHE Holdings LLC, and their respective Subsidiaries.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) trade receivables or advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Loan Agreement, the amount of any Investment shall be its fair market value at the time the Investment is made and shall not be adjusted for increases or decreases in value or write-ups, write-downs, or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 5.9(c). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 5.9(c).

“Issuer’s Unassigned Rights” means the rights of the Issuer expressly granted to the Issuer in the Indenture or in this Loan Agreement to (a) inspect books and records, (b) give or receive notices, approvals, consents, requests, and other communications, (c) receive payment or reimbursement for expenses, (d) receive payment of its Issuer Administrative Fee, (e) the benefit of all provisions providing the Issuer immunity from and limitation of liability, and (f) indemnification from liability by the Company and in accordance with Section 7.2 of this Loan Agreement; provided, however, that all such rights are as set forth in the Indenture and this Loan Agreement and this definition shall not be deemed to create any rights.

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“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Liabilities” means any causes of action (whether in contract, tort or otherwise), claims, costs, damages, demands, judgments, liabilities, losses, suits and expenses (including, without limitation, reasonable costs of investigation, and reasonable attorney’s fees and expenses) of every kind, character and nature whatsoever, in each case, relating to or arising out of this Loan Agreement, the Note, the Indenture or the transactions contemplated therein.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Loan Agreement” or “Agreement” means this Loan and Guaranty Agreement between the Issuer and the Company, and guaranteed by the Guarantors, dated as of November 1, 2022 and effective as of the Closing Date, including any supplements or amendments hereto as permitted by the Indenture and this Loan Agreement.

“Net Income” means, with respect to any specified Person, the net (loss) income of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)            any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)            any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)            the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2)            taxes paid or payable, or taxes required to be accrued as a liability under GAAP, as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)            amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

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(4)            any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(5)            all distributions and other payments required to be made to minority interest holders in the Restricted Subsidiaries or Joint Ventures that are the subject of such Asset Sale.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) (1)(i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or (ii) is directly or indirectly liable as a guarantor or otherwise; and (2) the explicit terms of which provide there is no recourse against any of the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) except as contemplated by clause (9) of the definition of “Permitted Liens”; provided that the following kinds of support relating to Indebtedness or a Person do not affect the determination of such Indebtedness as Non-Recourse Debt:

(1)            Customary Recourse Exceptions;

(2)            Non-Recourse Guarantees or any pledge of Equity Interests of an Excluded Project Subsidiary;

(3)            guarantees with respect to debt service reserves established with respect to a Subsidiary to the extent that such guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such guarantee;

(4)            contingent obligations of the Company or any other Subsidiary to make capital contributions to a Subsidiary;

(5)            any credit support or liability consisting of reimbursement obligations in respect of letters of credit issued under, and subject to the terms of, this Loan Agreement, or otherwise permitted under this Loan Agreement, to support obligations of a Subsidiary;

(6)            agreements of the Company or any Subsidiary to provide, or guarantees or other credit support (including letters of credit) by the Company or any Subsidiary with respect to the performance and payment obligations under of any agreement of another Subsidiary to provide, corporate, management, marketing, administrative, technical, engineering, procurement, construction, operation and/or maintenance services to such Subsidiary, including in respect of the sale or acquisition of power, emissions, fuel, oil, gas or other supply of energy;

(7)            obligations under any Hedging Contracts and any power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sale agreements, commercial or trading agreements and any other similar agreements entered into between the Company or any Subsidiary with or otherwise involving any other Subsidiary, including any guarantees or other credit support (including letters of credit) of obligations of a Subsidiary under such agreements in the ordinary course of business, consistent with past practice or consistent with industry norm; and

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(8)            any Investments in a Subsidiary, to the extent permitted by this Loan Agreement.

For purposes of determining compliance with Section 5.11, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Non-Recourse Guarantee” means any guarantee that is customary (as reasonably determined by the Company) and entered into in the ordinary course of business, or consistent with past practice or industry norm, by the Company or a Restricted Subsidiary of Non-Recourse Debt incurred by an Excluded Project Subsidiary as to which the lenders of such Non-Recourse Debt will not have any recourse to the stock or assets of the Company, except to the limited extent set forth in such guarantee with respect to the Company’s obligation to make equity contributions.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person (or, if such Person is a limited partnership, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person’s general partner).

“Officers’ Certificate” means a certificate (x) signed by any two Officers of the Company and (y) delivered to the Trustee from time to time.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be an employee of or counsel for the Company or a Guarantor.

“pari passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Note or such Guarantor’s Subsidiary Guarantees, as applicable.

“Permitted Business” means either (1) any business conducted by the Company and its Restricted Subsidiaries as of the Closing Date, (2) any other activity or business approved by the Company’s Board of Directors and (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) or (2) of this definition.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1)            at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 5.11(a);

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(2)            if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “clawback,” “make-well” or “keep-well” arrangement) at the time such Investment is made, constitutes Permitted Debt or could be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 5.11(a); and

(3)            such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)            any Investment in the Company (including, without limitation, through purchases of Notes) or in a Restricted Subsidiary of the Company;

(2)            any Investment in Cash Equivalents;

(3)            any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)            such Person becomes a Restricted Subsidiary of the Company; or

(b)            such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)            any Investment made as a result of the receipt of non-cash consideration (a) from an Asset Sale that was made pursuant to and in compliance with Section 5.8 or (b) pursuant to clause (11) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5)            any Investment in any Person solely in exchange for the issuance of, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company in respect of or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company;

(6)            any Investments received (a) in compromise or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)            Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

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(8)            Permitted Business Investments;

(9)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10)          loans or advances to officers, directors or employees of the Company or its Affiliates made in compliance with law and in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and otherwise in compliance with Section 5.12 in an amount not to exceed $5.0 million outstanding at any one time, in the aggregate;

(11)          any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation or performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(12)          Investments that are in existence on the Closing Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Closing Date);

(13)          guarantees of performance of operating leases or other obligations (other than Indebtedness) arising in the ordinary course of business;

(14)          Investments of a Restricted Subsidiary existing on the date such entity became a Restricted Subsidiary acquired after the Closing Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with Section 7.3 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(15)          repurchases of or other Investments in the Notes;

(16)          Guarantees of Indebtedness of the Company or any Subsidiary permitted under Section 5.11;

(17)          other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, do not exceed the greater of (a) $150.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets, plus an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment made pursuant to this clause (17); provided, that if any Investment pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary.

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“Permitted Liens” means:

(1)            Liens securing Indebtedness under the Indenture, the Loan Agreement, the Credit Agreement or any other Credit Facilities permitted to be incurred under Section 5.11(b)(i);

(2)            Liens in favor of the Company or the Guarantors;

(3)            Liens on property of a Person existing at the time such Person (a) becomes a Restricted Subsidiary of the Company or (b) is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that, in the case of subclause (b), such Liens were in existence prior to such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)            Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition;

(5)            any interest or title of a lessor to the property subject to a Finance Lease Obligation;

(6)            Liens for the purpose of securing the payment of all or a part of the purchase price of, or Finance Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired, leased, improved, constructed or repaired in the ordinary course of business; provided that:

(a)            the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Loan Agreement and does not exceed the cost of the assets or property so acquired or constructed; and

(b)            such Liens are created within 360 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)            Liens existing on the Closing Date (other than Liens securing this Loan Agreement or the Notes);

(8)            Liens incurred in the ordinary course of business (a) to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature or (b) in connection with workers’ compensation, unemployment insurance and other social security or similar legislation;

(9)            Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)          Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 5.11;

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(11)          Liens securing Obligations of the Company or any Guarantor under the Note or the Subsidiary Guarantees or otherwise under this Loan Agreement, as the case may be;

(12)          Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12;

(13)          Liens to secure Obligations under Hedging Contracts of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(14)          Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(15)          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(16)          any attachment or judgment Lien that does not constitute an Event of Default;

(17)          survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with the Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(18)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(19)          leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(20)          statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

(21)          Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

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(22)          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(23)          Liens arising under this Loan Agreement or the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Loan Agreement or the Indenture; provided, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(24)          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 5.9;

(25)          other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (25) does not exceed the greater of (a) $150.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets;

(26)          Liens on (i) assets of any Excluded Project Subsidiary or Capital Stock of an Excluded Project Subsidiary securing Indebtedness and/or other obligations of such Excluded Project Subsidiary or (ii) assets of any Restricted Subsidiary associated with any Qualified Project securing any Non-Recourse Debt incurred to finance the development, construction or expansion of, or addition or improvements to, such Qualified Project, in each case which Indebtedness was permitted under this Loan Agreement; and

(27)          any Lien securing Indebtedness renewing, replacing, extending, refinancing or refunding Indebtedness secured by a Lien permitted under this Loan Agreement; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in a Refinancing of other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)            the principal amount (or accreted amount, as applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or Disqualified Stock or Preferred Stock being Refinanced (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on Preferred Stock and the amount of all expenses and premiums incurred in connection therewith);

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(2)            such Permitted Refinancing Indebtedness (a) has a final maturity date no earlier than the earlier of (i) the final maturity of the Indebtedness or Disqualified Stock or Preferred Stock being Refinanced, or (ii) 91 days after the final maturity of the Notes, and (b) has a Weighted Average Life to Maturity either (i) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or Preferred Stock being Refinanced, or (ii) longer than the Weighted Average Life to Maturity of the Notes;

(3)            if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness or shall be Disqualified Stock or Preferred Stock of the obligor on the Indebtedness being Refinanced;

(4)            such Indebtedness is not incurred by a Restricted Subsidiary of the Company (other than a Guarantor) if the Company or a Guarantor is the issuer or other primary obligor on the Indebtedness being Refinanced;

(5)            if any Preferred Stock being Refinanced were not Disqualified Stock of the Company, the Permitted Refinancing Indebtedness shall not be Disqualified Stock of the Company; and

(6)            if any Preferred Stock being Refinanced were Preferred Stock of a Restricted Subsidiary, the Refinancing Indebtedness shall be Preferred Stock of such Restricted Subsidiary.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 5.11(b)(i) shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of “Permitted Refinancing Indebtedness.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of any class or classes (however designated) of such Person that has preferential rights to any other Capital Stock of any class of such Person with respect to dividends or redemptions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Qualified Project” means the development and construction of a facility or other assets used or useful in a Permitted Business.

“Qualified Owners” means (i) Riverstone Echo GP, LLC, (ii) any Affiliated fund, holding company or investment vehicle (other than a portfolio operating company) of any Person referred to in clause (i) of this definition, (iii) any Affiliate or Related Person of a Person referred to in clauses (i) or (ii) of this definition (in each case, other than a portfolio operating company), and (iv) the Company and its Restricted Subsidiaries. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to the provisions under Section 5.16 is not required to be) made in accordance with the requirements of this Loan Agreement will thereafter, together with its Affiliates and Related Persons, constitute an additional Qualified Owner.

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“Reference Date” means the Closing Date.

“Refinance” means, in respect of any Indebtedness or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue Indebtedness or Preferred Stock in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness or Preferred Stock in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Person” means, with respect to any Person:

(1)            any controlling stockholder, controlling member, general partner, Subsidiary, or spouse, descendent or immediate family member (in the case of an individual), of such Person;

(2)            any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Qualified Owner and/or such other Persons referred to in the immediately preceding clause (1); or

(3)            any executor, administrator, trustee, manager, director, officer or other similar fiduciary of any Person referred to in the immediately preceding clauses (1) and (2), acting solely in such capacity.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” a Person means any Subsidiary (including any Excluded Project Subsidiary) of the referent Person that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Senior Debt” means

(1)            all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

(2)            any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Loan Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)            all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)            any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Subsidiaries; or

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(b)            any Indebtedness that is incurred in violation of this Loan Agreement.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)            any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)            any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively, or (c) that is otherwise included as a consolidated subsidiary in the Company’s consolidated financial statements in accordance with GAAP.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Company’s Obligations under this Loan Agreement and the Note.

“Test Period” means, for any determination under the Loan Agreement, the last four fiscal quarters then most recently ended for which the internal financial statements are available on or prior to the date of such determination.

“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Company or any Restricted Subsidiary in connection with any incurrence of Indebtedness or Disqualified Stock or any issuance of other equity securities or any Refinancing thereof.

“Unrestricted Subsidiary” means (i) the Initial Unrestricted Subsidiaries and (ii) any other Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary pursuant to an Officers’ Certificate, but only to the extent that, in the case of clause (ii), such Subsidiary:

(1)            except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

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(2)            except as permitted by Section 5.12 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)            is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in such case to the extent the foregoing is treated as an Investment permitted hereunder.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate including such designation and certifying that such designation complied with the preceding conditions and was permitted by Section 5.9. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Loan Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.11, the Company will be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person (or, if such Person is a limited partnership, such Person or its general partner, as applicable) that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person (or, if such Person is a limited partnership, its general partner).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing:

(1)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect of the Indebtedness or Preferred Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)            the then outstanding principal amount of such Indebtedness.

Section 1.2.      Rules of Construction. The following rules shall apply to the construction of this Loan Agreement unless the context clearly indicates to the contrary:

(a)            Words importing the singular number shall include the plural number and vice versa.

(b)            Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote the payment of the Bonds at their Stated Maturity.

(c)            All references herein to particular articles or sections are references to articles or sections of this Loan Agreement.

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(d)            The headings herein are solely for convenience of reference and shall not constitute a part of this Loan Agreement nor shall they affect its meaning, construction or effect.

ARTICLE 2
REPRESENTATIONS

Section 2.1.      Representations by Issuer. The Issuer makes the following representations to the Company:

(a)            It is a public corporation duly incorporated, validly existing and in good standing under the Constitution and laws of the State.

(b)            It has found and hereby declares that the issuance of the Series 2022 Bonds, to assist the financing of the Project, is in furtherance of the public purposes set forth in the Act.

(c)            In order to finance the Project, in an amount estimated by the Company, the Issuer has duly authorized the execution, delivery, and performance on its part of the Bond Purchase Agreement, the Indenture and this Loan Agreement.

(d)            To accomplish the foregoing, the Issuer has authorized the issuance of not to exceed $100,000,000 in aggregate principal amount of the Series 2022 Bonds immediately following the execution and delivery of this Loan Agreement and the date, denomination or denominations, interest rate or rates, maturity schedule, redemption provisions and other pertinent provisions with respect to the Series 2022 Bonds are set forth in the Indenture.

(e)            It makes no representation or warranty that the amount of the loan to the Company will be adequate or sufficient to finance the Project or that the Project will be adequate or sufficient for the purposes of the Company.

(f)             It has not pledged, assigned or granted, and will not pledge, assign or grant any of its rights or interest in or under this Loan Agreement for any purpose other than as provided for in the Indenture.

(g)            Following reasonable notice, a public hearing was held on August 9, 2022, with respect to the issuance of the Series 2022 Bonds as required by Section 147(f) of the Code.

(h)            The Issuer adopted the resolution authorizing the Series 2022 Bonds on August 10, 2022.

(i)             It has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Series 2022 Bonds and the execution and delivery of this Loan Agreement, the Indenture, the Tax Certificate and Agreement and the Bond Purchase Agreement.

(j)             It is not in violation of or in conflict with any provisions of the laws of the State which would materially impair its ability to carry out its obligations contained in this Loan Agreement, the Indenture, the Tax Certificate and Agreement or the Bond Purchase Agreement.

(k)            It is empowered to enter into the transactions contemplated by this Loan Agreement, the Indenture, the Tax Certificate and Agreement and the Bond Purchase Agreement.

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Section 2.2.      Representations by Company. The Company makes the following representations to the Issuer:

(a)            The Company is a corporation incorporated, validly existing and in good standing under the laws of the state of Delaware and to the extent the character of its properties or the nature of its activities makes such qualification necessary is qualified to do business under the laws of the State, and has the corporate power and authority to enter into this Loan Agreement, the Series 2022 Note, and the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

(b)            The Company has duly authorized the execution and delivery of this Loan Agreement and the Series 2022 Note, and has taken all action necessary or appropriate to ensure that such documents, when executed and delivered by the Company and when duly executed and delivered by the other parties thereto, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except to the extent that their enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights, and by equitable principles related to enforceability, and except as rights of indemnification hereunder or thereunder may be limited by federal securities laws.

(c)            The execution and delivery of this Loan Agreement and the Series 2022 Note, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein are within the corporate powers of the Company and will not (i) conflict with or constitute a breach of the Company’s certificate of incorporation, as amended, (ii) constitute a default under any indenture, mortgage, deed of trust, or other material lien, lease, contract, note, order, judgment, decree or other material agreement, instrument or restriction of any kind to which the Company is a party or by which it or any of its properties are or may be bound or affected or (iii) result in a violation of any constitutional or statutory provision or any material order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Company or its property.

(d)            The Company (i) is not in default in the payment of the principal of or interest on any of its Indebtedness and is not in default under any instrument under and subject to which any Indebtedness has been incurred in each case, which default would have a material adverse effect on the Bonds, the Project or the Company’s ability to perform its obligations under this Loan Agreement, the Series 2022 Note, the Series 2022 Bonds and the transactions contemplated herein; and (ii) to the best of its knowledge, no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder and which event of default or default in any such case would have a material adverse effect on the Bonds, the Project or the Company’s ability to perform its obligations under this Loan Agreement, the Series 2022 Note, the Series 2022 Bonds and the transactions contemplated herein.

(e)            There is no litigation at law or in equity or any proceeding before any court or governmental agency involving the Company pending or, to the knowledge of the Company, threatened in writing that would adversely affect (i) the construction or operation of the Facility, (ii) the validity of this Loan Agreement or the Series 2022 Note, or the Company’s ability to perform its obligations thereunder, or (iii) the validity and enforceability of the Series 2022 Bonds or the Indenture.

(f)            The Company has obtained all consents, approvals, authorizations, permits, licenses, certificates and orders of any governmental or regulatory authority that are required to be obtained by it as a condition precedent to the issuance of the Bonds or the execution and delivery of this Loan Agreement or the Note.

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(g)            The Company will obtain, no later than the date required by applicable law, all consents, approvals, authorizations, permits, licenses, certificates and orders of any governmental or regulatory authority that are required to be obtained by it as a condition precedent to the performance by the Company of its obligations under this Loan Agreement or the Note.

(h)            The Company acknowledges that the Issuer has no responsibility for the construction of the Facility or the maintenance, repair and insurance of the Facility.

ARTICLE 3
CONSTRUCTION, INSTALLATION
AND FINANCING OF PROJECT

Section 3.1.      Loan of Proceeds. The Issuer hereby loans the proceeds from the sale of the Bonds pursuant to this Loan Agreement to the Company, and the Company hereby borrows the same from the Issuer as evidenced by this Loan Agreement and the issuance and delivery of the Notes to the Issuer. The Company covenants to use such proceeds to pay the Costs of the Project.

Section 3.2.      Agreement to Construct and Equip Facility. The Company shall proceed diligently and cause the construction and installation of the Facility and in accordance with all applicable laws, rules and regulations and Section 7.5 hereof. The Company will not take any action or fail to take any action which would adversely affect the qualification of the Project under the Act or cause interest on the Tax-Exempt Bonds to be included in gross income for federal income tax purposes.

Section 3.3.      Agreement to Issue Series 2022 Bonds. In order to effect the Project, the Issuer shall, simultaneously with the execution and delivery hereof, proceed with the issuance and sale of the Series 2022 Bonds bearing interest, maturing and having the other terms and provisions set forth in the Indenture. The obligation of the Issuer to pay Costs of the Project shall be limited to the proceeds in the Construction Fund in accordance with Section 401 of the Indenture.

Section 3.4.      Disposition of Bond Proceeds. The Issuer shall establish the Bond Fund and the Construction Fund with the Trustee in accordance with Article VI and VII of the Indenture. In accordance with the provisions of the Indenture the net proceeds of the Series 2022 Bonds shall be deposited into the Construction Fund.

The moneys on deposit in the Construction Fund shall be applied by the Trustee as provided in Section 3.5 hereof and as otherwise provided in Article VII of the Indenture. Until the moneys on deposit in the Construction Fund are so applied, such moneys shall be and remain subject to the lien of the Indenture, and the Issuer and the Company shall have no right, title or interest therein except as expressly provided in this Loan Agreement and the Indenture.

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Section 3.5.      Disbursements from Construction Fund.

(a)            Pursuant to the Indenture, the Issuer has established the Construction Fund for the payment of a portion of the Costs of the Project, and within such fund the Capitalized Interest Account and the General Account. The moneys on deposit in the Construction Fund shall be disbursed (i) on each Bond Payment Date during the Capitalized Interest Period, and on the Bond Payment Date immediately succeeding the end of the Capitalized Interest Period, from the Capitalized Interest Account to pay interest on the Series 2022 Bonds and (ii) from time to time from the General Account to the Company to reimburse the Company for portions of the Costs of the Project paid by it or to make payments to persons designated by the Company in respect of portions of the Costs of the Project, upon receipt by the Trustee of a written requisition executed by an Authorized Company Representative substantially in the form attached hereto as Exhibit C (a “Written Requisition”). Any Written Requisition may be transmitted by facsimile transmission, electronic mail or other means of electronic transmission. In paying any Written Requisition under this Section 3.5, the Trustee shall be entitled to rely as to the completeness and accuracy of all statements in such Written Requisition. The execution of a Written Requisition by an Authorized Company Representative, and communication thereof by facsimile transmission, electronic mail or other means of electronic transmission to the Trustee shall be conclusive evidence of the Company’s approval of such Written Requisition, and the Company shall indemnify and save harmless the Trustee from any liability incurred in connection with any Written Requisition so executed and communicated by an Authorized Company Representative, in accordance with the terms of Section 7.2. Following receipt of any Written Requisition, the Trustee shall disburse the funds in the General Account of the Construction Fund as requested by such Written Requisition no later than three Business Days thereafter.

(b)            The Company shall not submit to the Trustee any Written Requisition pursuant to this Section 3.5 and shall have no claim upon any moneys in the Construction Fund, so long as there shall have occurred and be continuing any Event of Default.

(c)            For any disbursement for any item not described in, or the cost for which item is other than as described in the Tax Certificate and Agreement, the Company shall certify in writing to the Trustee and the Issuer that the average reasonably expected economic life of the Facility (taking into account such changed or varied items) being financed by such Tax-Exempt Bonds is not less than 5/6ths of the average maturity of such Tax-Exempt Bonds or, at the request of the Issuer, the Company shall deliver to the Issuer and the Trustee an Opinion of Bond Counsel to the effect that such disbursement will not cause the interest on the Tax-Exempt Bonds or any Series thereof to be included in the gross income of the Bondholders for federal income tax purposes.

Section 3.6.      Transfer of Funds and Investments. All moneys held in the Construction Fund established pursuant to the Indenture shall be invested and reinvested and transferred to any other funds or accounts as provided in Article VIII of the Indenture, in accordance with written instructions received by an Authorized Representative of the Company.

Section 3.7.      Establishment of Completion Date. The Completion Date shall be evidenced to the Issuer and the Trustee by a certificate signed by an Authorized Representative of the Company substantially in the form of Exhibit D stating (a) the total Costs of the Project (other than Costs that are subject to retainage or dispute), (b) that the construction, installation and testing of the Facility has been completed, (c) all material permits that are necessary at such time to commence operation have been obtained (or, to the extent not obtained, the Company has taken all commercially reasonable efforts to obtain such permits and, on and as of such date, is continuing to exercise commercially reasonable efforts to obtain such permits), and (d) that, except for amounts retained by the Trustee to pay Costs of the Project not then due and payable (including interest during the Capitalized Interest Period), the total Costs of the Project have been paid.

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ARTICLE 4
REPAYMENT OF LOAN AND OTHER PAYMENT PROVISIONS

Section 4.1.      Repayment of Loan: Other Amounts Payable.

(a)            The Company covenants and agrees to pay to the Trustee as a repayment on the loan made to the Company from proceeds of the Bonds, a sum equal to the amount due and payable on each applicable Bond Payment Date as principal or purchase price of and premium, if any, and interest on, the Bonds (“Loan Repayments”). Such Loan Repayments shall be made in federal funds or other funds immediately available at the Corporate Trust Office of the Trustee at least one Business Day prior to each applicable Bond Payment Date. Each Loan Repayment shall be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption, tender or acceleration) and premium, if any, becoming due and payable on the Bonds on the applicable Bond Payment Date.

(b)            The Company further agrees to pay the Issuance Costs for the Bonds, including the Trustee’s fees and expenses (including fees and expenses of legal counsel) incurred prior to the Closing Date or otherwise in connection with the execution and delivery of this Loan Agreement and the issuance of the Bonds.

(c)            The Company will pay the reasonable, documented and out-of-pocket post-closing administrative fees and expenses, including reasonable legal and accounting fees and expenses, incurred by (i) the Issuer in connection with the issuance of the Bonds (but without duplication of clause (b) above) and the performance by the Issuer of any and all of its functions and duties under this Loan Agreement or the Indenture, including, but not limited to, all duties which may be required of the Issuer by the Trustee and the Bondholders, and (ii) the Trustee’s out-of-pocket fees and expenses (including fees and expenses of legal counsel) with respect to administration of the Bonds and the Indenture.

(d)            On the close of business on the Business Day prior to any Bond Payment Date, in the event the balances in the Interest Account and/or the Principal Account are insufficient for the purposes thereof, as required by Section 602(c) of the Indenture the Trustee shall promptly notify the Company of the amount of any such deficiency at which time the Company shall immediately pay such amount by such Bond Payment Date to make up such deficiency.

(e)            The Company agrees to make up any deficiencies in the Bond Fund upon receipt of notice of any such deficiency from the Trustee as soon as practicable and in all cases before the next succeeding Bond Payment Date.

Section 4.2.      Payments Assigned.     It is understood and agreed that the Notes and all payments thereon, as well as the Issuer’s rights under this Loan Agreement, except the Issuer’s Unassigned Rights, are assigned by or in accordance with the Indenture to the Trustee. The Company consents to such assignment and, subject to the terms of this Loan Agreement, agrees to pay to the Trustee all amounts payable by the Company to the Issuer pursuant to the Notes and this Loan Agreement (except as aforesaid). The Issuer consents to such payment by the Company and directs that all such amounts be paid directly to the Trustee.

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Section 4.3.      Default in Payments. If the Company should (a) fail to make any Loan Repayment required pursuant to Section 4.1 when due, or (b) fail to make any other payment hereunder when due after being notified in writing of such failure by the Issuer or the Trustee, then the Company shall pay interest with respect to such delinquent payments thereon at a rate per year equal to the highest rate borne by any maturity of the Bonds; provided the Company shall not be obligated to pay any interest in excess of the maximum rate permitted by applicable law.

Section 4.4.      Obligations of Company Unconditional. The obligation of the Company to make the payments on the Notes to the Trustee and to perform and observe all other covenants, conditions and agreements hereunder shall be a general obligation of the Company without setoff, diminution or deduction (whether from taxes or otherwise) and shall be absolute and unconditional, irrespective of any defense (other than defense of payment) or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee. Unless and until all amounts due under this Loan Agreement and the Notes have been satisfied in full (other than contingent indemnification obligations for which no claim has been made) the Company shall not suspend or discontinue any such payment on the Notes or hereunder or fail to observe and perform any of its other covenants, conditions and agreements hereunder for any cause, including, without limitation, failure of the Company to complete the Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Facility, or commercial frustration of purpose, or any damage to or destruction or condemnation of all or any part of the Facility, or any change in the tax or other laws of the United States of America, the State or any political subdivision of either, or any failure of the Issuer or the Trustee to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Indenture or this Loan Agreement. The Company may, after giving to the Issuer and the Trustee 10 days’ written notice of its intention to do so, at its own expense and in its own name, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect any of its rights hereunder or the rights of the Issuer under the Indenture; and in such event the Issuer, subject to payment by the Company of the Issuer’s reasonable, documented and out-of-pocket costs and expenses, shall cooperate fully with the Company and take all necessary action to assist the Company with any such action or proceeding if the Company shall so request.

ARTICLE 5
COVENANTS

Section 5.1.      Undertaking of Facility; Permits; Maintenance and Modification. The Company shall (a) use, maintain and operate the Facility, or cause it to be used, maintained and operated, in good repair in all material respects in accordance with accepted industry standards applicable to similar facilities, subject to ordinary wear and tear and obsolescence, (b) comply with all laws, ordinances, rules and regulations of any governmental authority affecting the Facility to which the Company or the Facility is subject, (c) obtain and maintain all licenses and governmental permits and approvals necessary to construct and operate the Facility, and (d) in the event that the Company makes any modifications, replacements and renewals of and to the Facility, cause any such additions, modifications or improvements to comply with all applicable federal, State and local laws and codes. It is agreed and understood that any renewals, replacements, additions, modifications and improvements to the Facility shall become part of the Facility.

Section 5.2.      Taxes, Other Governmental Charges, Utility Charges.

(a)            Except as provided in Section 5.2(b), the Company shall pay, as the same become due, all taxes, assessments, impositions and governmental charges of any kind whatsoever, foreseen and unforeseen, and any other charges that may be lawfully assessed, levied or imposed on the payments under the Note and this Loan Agreement and with respect to the Facility. Except as provided in Section 5.2(b), the Company shall pay as the same become due all utility, water and sewer and other charges incurred in the operation, maintenance, use and occupancy of the Facility and all assessments and charges lawfully made by any governmental body for public improvements to the Facility.

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(b)            The Company may allow to exist any Indebtedness for any such tax, assessment, charge, levy or claim, as long as such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and the Company shall have established and maintained adequate reserves for the payment of the same.

(c)            The Company shall pay all costs of any maintenance, repair, taxes, assessments, insurance premiums, Trustee’s fees and expenses (including the fees and expenses of legal counsel) and any other expenses relating to the Facility, so that the Issuer will not incur any expenses on account of the Facility other than those that are covered by the payments provided for herein.

Section 5.3.      Insurance. The Company, at its expense, shall procure and maintain insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates selected by Company, including property, construction, flood, business interruption, commercial general liability, environmental, and such other insurance as is commercially reasonable for a project of the scope, size, and operation of the Facility.

Section 5.4.      Limitation on Transactions Prohibited Under ERISA. The Company shall not, for so long as there are any outstanding amounts under this Loan Agreement or the Note, enter into any transactions or liabilities which would be prohibited under the Employee Retirement Income Security Act of 1974 (“ERISA”).

Section 5.5.      Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company desirable in the conduct of its business or the business of any Restricted Subsidiary of the Company and not disadvantageous in any material respect to the holders of the Bonds.

Section 5.6.      Maintenance of Ratings. The Company agrees to use commercially reasonable efforts to maintain a rating on the Bonds from at least two of the following three agencies: Moody’s, S&P and Fitch.

Section 5.7.      Limitation on Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis (to at least the same extent as the Notes are senior in right of payment) to, in the case of obligations subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

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Section 5.8.      Limitation on Asset Sales.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)            the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value, determined as of the date of the agreement with respect thereto, of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)            at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the Closing Date, on a cumulative basis, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)            any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are (1) assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability (or in lieu of such a release, the agreement of the acquiror or its parent company to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed Indebtedness or liabilities), or (2) delivered, contributed or transferred to the Company as consideration for or otherwise in connection with any such Asset Sale, which is promptly thereafter terminated or otherwise cancelled;

(B)            any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion;

(C)            any stock or assets of the kind referred to in clause (ii), (iii) or (v) of Section 5.8(b); and

(D)            any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the Closing Date pursuant to this clause (D) that at the time has not been converted to cash, not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

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(b)            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(i)             to repay, repurchase or redeem Senior Debt;

(ii)            to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

(iii)           to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business;

(iv)           to make capital expenditures; or

(v)            to acquire other long-term assets that are used or useful in a Permitted Business.

(c)            The acquisition of stock or assets, or making of a capital expenditure, pursuant to clauses (ii), (iii), (iv) or (v) of Section 5.8(b) shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditure referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in Section 5.8(b) and such Net Proceeds are subsequently applied in accordance with such agreement within six months following the date such agreement is entered into.

(d)            Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by this Loan Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

Section 5.9.      Restricted Payments.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (all such payments and other actions set forth in these clauses (i) through (iv) below being collectively referred to as “Restricted Payments”):

(i)            declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(ii)            purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by any Person (other than a Restricted Subsidiary) other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Company;

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(iii)            make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof (other than a purchase, redemption or other acquisition or retirement for value of any such subordinated Indebtedness that is so purchased, redeemed or otherwise acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within twelve months of the date of such purchase, redemption or other acquisition or retirement for value); or

(iv)            make any Restricted Investment, unless, at the time of and after giving effect to such Restricted Payment:

(A)            no Payment Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)            the Company’s Fixed Charge Coverage Ratio at the time of such Restricted Payment after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom) as if such Restricted Payment had been made at the beginning of the applicable Test Period would have been at least 1.75 to 1.0; and

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii) through (xv) of Section 5.9(b)) is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum, without duplication, of:

(1)            100% of the Company’s cumulative Consolidated Cash Flow for the period (taken as one accounting period) commencing with the first day of the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements are available minus the amount equal to 140% of the Company’s cumulative Fixed Charges for such period; plus

(2)            100% of the aggregate net cash proceeds received by the Company, or the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than (x) Disqualified Stock or Designated Preferred Stock, (y) Excluded Contributions and (z) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

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(3)            to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Reference Date is sold (other than to the Company or any Restricted Subsidiary) or otherwise cancelled, liquidated or repaid 100% of the aggregate amount received in cash and the fair market value of the property or assets received by the Company or any Restricted Subsidiary with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out of pocket costs incurred in connection with any such sale); plus

(4)            the amount by which Indebtedness of the Company or its Restricted Subsidiaries, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or its Restricted Subsidiaries, is reduced on the Company’s consolidated balance sheet to the extent it is reduced upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Closing Date of any such Indebtedness or Disqualified Stock for Equity Interests (other than Disqualified Stock) of the Company or any parent thereof (less the amount of any cash, or the fair market value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(5)            to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the Closing Date, the fair market value of the Company’s Investment (except to the extent the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment) in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation; plus

(6)            100% of the aggregate amount received in cash and the fair market value of property other than cash received by the Company or any Restricted Subsidiary from any dividend or distribution received after the Closing Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)            The preceding provisions will not prohibit:

(i)             the payment of any dividend or distribution or redemption within 60 days after the date of its declaration or notice, if at the date of declaration or notice the payment would have complied with the provisions of this Loan Agreement;

(ii)            the purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Company or any Guarantor that is subordinate in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee thereof or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent (A) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company in respect of or (B) sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale or issuance being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale or issuance;

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(iii)            the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinate in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee thereof or Disqualified Stock of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(iv)            the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(v)            so long as no Payment Default or Event of Default shall have occurred and be continuing or would result therefrom, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement, in each case for the benefit of employees, officers or directors of the Company or any Affiliate thereof; provided, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years and added to such amount) plus (A) the cash proceeds received during such calendar year by the Company or any of its Restricted Subsidiaries from the sale of the Equity Interests of the Company (other than Disqualified Stock) to any such directors or employees plus (B) the cash proceeds of key man life insurance policies received during such calendar year by the Company and its Restricted Subsidiaries;

(vi)            the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee at a purchase price not greater than (A) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (B) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any offer to purchase similar to a Change of Control Offer or Asset Sale Offer required by the terms of such Indebtedness, but only if:

(1)            in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 5.16; or

(2)            in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Section 5.8;

(vii)            the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary representing fractional shares of such Equity Interests in connection with a merger or consolidation involving the Company or Restricted Subsidiary or any other transaction permitted by this Loan Agreement;

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(viii)         the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represents a portion of the exercise or conversion price thereof;

(ix)           so long as no Payment Default or Event of Default is occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock or Designated Preferred Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Closing Date; provided the Company was, at the time of issuance of such Disqualified Stock, Designated Preferred Stock or Preferred Stock of a Restricted Subsidiary after giving pro forma effect thereto (including pro forma application of the use of proceeds therefrom) permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 5.11(a);

(x)             the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(xi)            the purchase, redemption or other acquisition or retirement for value of any Acquired Debt of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee, as the case may be; provided, the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09(a);

(xii)           payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, that complies with the covenant set forth in Section 7.3;

(xiii)          Restricted Payments in an amount not to exceed the aggregate amount of Excluded Contributions;

(xiv)          Restricted Payments in an aggregate amount not to exceed $125.0 million; and

(xv)           Additional Restricted Payments so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Leverage Ratio shall be no greater than 3.25 to 1.0.

(c)            The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Investment, assets or securities that are required to be valued by this Section 5.9 shall be determined, in the case of amounts under $25.0 million, by an officer of the Company and, in the case of amounts over $25.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this Section 5.9, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (xv) of Section 5.9(b), the Company shall be permitted, in its sole discretion, to classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this Section 5.9.

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Section 5.10.     Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)             pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)            make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii)            transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; provided that preferences on payments of dividends or distributions in Preferred Stock will not be deemed to constitute a restriction under the foregoing.

(b)            However, the preceding restrictions of Section 5.10(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)             agreements (including the Credit Agreement) as in effect on the Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment and transfer restrictions than those contained in those agreements on the Closing Date;

(ii)            this Loan Agreement, the Notes and the Subsidiary Guarantees;

(iii)            Applicable Law;

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(iv)            any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of any instrument governing Indebtedness, such Indebtedness was otherwise permitted by the terms of this Loan Agreement to be incurred;

(v)            Finance Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 5.10(a);

(vi)           any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary of the Company as to restrictions on distributions by that Restricted Subsidiary pending its sale or other disposition or other customary restrictions pursuant thereto;

(vii)          Indebtedness that Refinances other Indebtedness; provided that the restrictions contained in the agreements governing such refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced, as determined in good faith by the Company;

(viii)          Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 5.7 that limit the right of the debtor to dispose of the assets subject to such Liens;

(ix)           customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements or other customary provisions;

(x)            any agreement or instrument relating to any property or assets acquired after the Closing Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(xi)            restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii)           any other agreement governing Indebtedness or Disqualified Stock or Preferred Stock of the Company or any Guarantor that is permitted to be incurred or issued by Section 5.11; provided, that such encumbrances or restrictions either (a) are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement or this Loan Agreement as it exists on the Closing Date, or (b) in the good faith judgment of a responsible officer of the Company, would not reasonably be expected to have a material adverse effect on the Company’s ability to make required payments on the Notes;

(xiii)          encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

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(xiv)          Hedging Contracts permitted from time to time under this Loan Agreement.

Section 5.11.     Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Preferred Stock, if, for the Company’s most recently ended Test Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock are issued, the Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such Test Period.

(b)            Section 5.11(a) will not prohibit the incurrence or issuance of any of the following items of Indebtedness or Disqualified Stock or Preferred Stock (collectively, “Permitted Debt”) described below:

(i)             the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (A) $825.0 million, (B) the maximum principal amount of Indebtedness such that, as of the date any such Indebtedness was incurred and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would not exceed 3.0 to 1.0, or, without duplication, any Permitted Refinancing Indebtedness incurred with respect to Indebtedness incurred under this clause (i)(B) and (C) the sum of $250.0 million and 35% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence; provided, that for the purpose of determining the amount of Indebtedness that may be incurred under clause (i)(B), all Indebtedness incurred under this clause (i) shall be treated as secured Indebtedness and included in the calculation of the Consolidated Secured Leverage Ratio;

(ii)            the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(iii)           the incurrence by the Company and the Guarantors of Indebtedness represented by the Note and the related Subsidiary Guarantees issued on the Closing Date;

(iv)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (iv), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (iv) and then outstanding does not exceed the greater of (a) $175.0 million or (b) 10.0% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence;

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(v)            the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness or Disqualified Stock that was permitted by this Loan Agreement to be incurred under Section 5.11(a) or clause (ii), (iii), (xii) or (xvii) of this Section 5.11(b) or this clause (v);

(vi)            the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that:

(A)            if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(B)            (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence (as of the date of such issuance or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)            the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, that:

(A)            any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)            any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (vii);

(viii)            the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

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(ix)           the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 5.11;

(x)            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance, bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(xi)           the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Disqualified Stock or Preferred Stock; provided, that:

(A)           any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)            any sale or other transfer of any such Disqualified Stock or Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Disqualified Stock or Preferred Stock by such Restricted Subsidiary or the Company, as applicable, that was not permitted by this clause (xi);

(xii)          the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger, acquisition or consolidation satisfying either one of the financial tests set forth in Section 7.3(a)(iv);

(xiii)         the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of incurrence;

(xiv)         the incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock of any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are concurrently (a) used to redeem all of the outstanding Notes or (b) deposited to effect Covenant Defeasance or Legal Defeasance or satisfy and discharge the Indenture;

(xv)         the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(xvi)         the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of (a) the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (xvi) and then outstanding does not exceed $25.0 million or (b) the pledge of (or a Guarantee limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt;

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(xvii)        the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company or any of its Restricted Subsidiaries of Preferred Stock or Disqualified Stock; provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness incurred and Disqualified Stock issued under this clause (xvii) and then outstanding does not exceed the greater of (a) $150.0 million or (b) 7.5% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence or issuance;

(xviii)       Indebtedness incurred by the Company or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Note or exercise the Company’s defeasance options in accordance with the Indenture; and

(xix)         Non-Recourse Debt of any Excluded Project Subsidiary.

For purposes of determining compliance with this Section 5.11, in the event that an item of Indebtedness or Disqualified Stock or Preferred Stock (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) above, or is entitled to be incurred pursuant to Section 5.11(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or Preferred Stock in any manner (including by dividing and classifying such item of Indebtedness or Disqualified Stock or Preferred Stock in more than one type of Indebtedness or Disqualified Stock or Preferred Stock permitted under such covenant) that complies with this Section 5.11. The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of incurrence. Any Indebtedness under the Credit Agreement outstanding on the date on which the Notes are first issued and authenticated hereunder shall be considered incurred under Section 5.11(b)(i), subject to any subsequent classification or reclassification permitted pursuant to this paragraph.

The accrual of interest, the accretion or amortization of original issue discount, the accretion of principal with respect to a non-interest bearing or other discount security, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 5.11. For purposes of this Section 5.11, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or Preferred Stock arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified Stock or Preferred Stock and (ii) unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815) will, in case of clause (i) or (ii), not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock. Further, the accounting reclassification of any obligation or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries as Indebtedness or Disqualified Stock or Preferred Stock will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 5.11.

For purposes of determining any particular amount of Indebtedness under this Section 5.11, (x) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (y) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (i) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

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Section 5.12.     Limitations on Transactions with Affiliates.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, in each case, other than any such transaction or series of transactions that does not involve consideration in excess of $10.0 million (each, an “Affiliate Transaction”), unless:

(i)             the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(ii)            the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 5.12 and that such Affiliate Transaction has been approved by the Board of Directors of the Company, including a majority of the disinterested members of the Board of Directors of the Company or the Company’s conflicts committee (or other committee serving similar function), if any.

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.12(a):

(i)             any employment, severance, employee benefit, director or officer indemnification, equity award, equity option or equity appreciation or other compensation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto (including any of the foregoing for the benefit of employees, officer and directors of Affiliates of the Company);

(ii)            transactions between or among any of the Company and its Restricted Subsidiaries (including Excluded Project Subsidiaries);

(iii)            transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or otherwise controls, such Person;

(iv)           transactions effected in accordance with (A) the terms of agreements or arrangements in effect on the Closing Date, (B) any amendment or replacement of any of such agreements or (C) any agreements entered into hereafter that are similar to any of such agreements, so long as, in the case of clause (B) or (C), the terms of any such amendment or replacement agreement or future agreement are, on the whole either not materially less advantageous to the Company or not materially less favorable to the Holders than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (A), respectively;

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(v)            customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(vi)           sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company, or receipt by the Company of capital contributions from holders of its Equity Interests, or payments to Affiliates with respect to Indebtedness of the Company or any Restricted Subsidiary in accordance with its terms, provided that the Affiliate is treated no more favorably than other holders of such Indebtedness;

(vii)          Permitted Investments or Restricted Payments that are permitted by Section 5.9;

(viii)         (A) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (B) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by the definition of “Permitted Liens”;

(ix)            transactions between the Company and any Person, a director of which is also a director of the Company; provided, that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(x)            any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 5.12(a);

(xi)            advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business; and

(xii)           in the case of contracts for supplies, raw materials, inventory or other goods or services or activities reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those that would reasonably be expected to be available from third parties on an arm’s-length basis.

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Section 5.13.     Additional Subsidiary Guaranties(a)     . If, after the Closing Date, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of the Company or any Guarantor under this Loan Agreement or any other Credit Facility of the Company in excess of $5.0 million, then the Company shall cause that Subsidiary will become a Guarantor by executing a supplemental guarantee substantially in the form attached to this Loan Agreement and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be, together with any Officers’ Certificate or Opinion of Counsel required by the Indenture or the Loan Agreement; provided, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Loan Agreement for so long as they continue to constitute Unrestricted Subsidiaries. To the extent any Restricted Subsidiary guarantee of other Indebtedness is released, and such Restricted Subsidiary has also entered into a Subsidiary Guarantee with respect to the Bonds, such Subsidiary Guarantee with respect to the Bonds shall automatically be released without any further act by the Trustee, Restricted Subsidiary or any other person or entity concurrently with the release of such guarantee on other Indebtedness. Each of the Trustee, the Company, and the Restricted Subsidiary shall execute and deliver such documents as may be reasonably requested by any other party hereto in connection with such release of a guarantee on other Indebtedness. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be subject to the limitations and provisions, including the release provisions of Article 9 hereof.

Section 5.14.     Designation of Restricted and Unrestricted Subsidiaries

(a)            The Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause an Event of Default hereunder. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will either be deemed to be an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 5.9 or represent Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b)            The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 5.11, either as “Permitted Debt” or pursuant to the first paragraph thereof with the Fixed Charge Coverage Ratio, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Test Period, and (2) no Default or Event of Default would be in existence following such designation.

Section 5.15.     Existence(a)     . Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 7.3), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Bonds.

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Section 5.16.     Change of Control

(a)            Upon the occurrence of a Change of Control Triggering Event, unless the Company has directed the Issuer to exercise the option to redeem the applicable Series of Bonds as described in Section 302 of the Indenture, the Company shall make a Change of Control Offer to each Owner of such Series of Bonds to repurchase all or any part (equal to $5,000 or an integral multiple thereof) of that Owner’s Bonds. In the Change of Control Offer, the Company shall be required to offer the Change of Control Payment. Notice shall be given pursuant to Section 1501 of the Indenture.

(b)            On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)             accept for payment all Bonds of that Series or portions of Bonds of that Series properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Bonds of that Series or portions of Bonds of that Series properly tendered; and

(iii)           deliver or cause to be delivered to the Trustee the Bonds of that Series properly accepted together with a certificate signed by an Authorized Issuer Representative stating the aggregate principal amount of Bonds of that Series or portions of Bonds of that Series being repurchased.

(c)            The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Bonds of that Series properly tendered and not withdrawn under its offer.

(d)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Bonds of that Series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Bonds of that Series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Bonds of that Series by virtue of any such conflict.

Section 5.17.     Senior Debt.

(a)            The Company covenants that it will comply in all material respects with the 2026 Notes within any grace period for any obligation thereunder; provided, that the Company’s cure of any failure pursuant to the 2026 Notes shall be deemed to cure for all purposes any breach of this covenant.

(b)            The Notes shall be Senior Debt of the Company. The Company shall cause all claims of the Issuer or the Trustee against the Company under the Indenture and Loan Agreement to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for any obligations held by those whose claims are preferred by statute or pursuant to applicable law.

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(c)            To the extent that the 2026 Notes are refinanced with 2026 Refinancing Notes, the general covenants and events of default contained in the 2026 Refinancing Notes (or any subsequent similar refinancing thereof) shall supersede the corresponding provisions contained in this Loan Agreement to the extent the same are more or less stringent than such existing provisions.

(d)            If the covenants or events of default in this Loan Agreement are altered pursuant to Section 5.17(c), the Company will provide notice of such new covenants or events of defaults in the same manner in which it posts “Significant Events” pursuant to the Continuing Disclosure Agreement executed by the Company in connection with the issuance of the Series 2022 Bonds.

ARTICLE 6
DAMAGE, DESTRUCTION AND CONDEMNATION

Section 6.1.       Damage, Destruction and Condemnation. In the event that (i) the Facility is damaged or destroyed by fire or other casualty and the Company has determined that it will not repair, restore or rebuild the Facility, in its sole discretion; or (ii) the use of all or a substantial part of the Facility shall have been taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, and by virtue of such taking or takings, the normal operation of the Facility will thereby be prevented in the Company’s opinion, the Company shall promptly give written notice of such circumstance to the Issuer and the Trustee with reasonable detail.

ARTICLE 7
SPECIAL COVENANTS

Section 7.1.       Inspection of Facility. In the event of failure of the Company to perform its obligations under Section 5.1, the Issuer, the Trustee and their duly authorized agents shall have the right (but not the obligation) at all reasonable times, upon reasonable notice to the Company, to enter upon any part of the Facility and to examine and inspect the same as may be reasonably necessary, and the Issuer, the Trustee and their duly authorized agents shall also have the right (but not the obligation) at all reasonable times to examine the books and records of the Company insofar as such books and records relate to the installation, construction, and operation of the Facility; provided that, in no event shall the Issuer, the Trustee or their agents be entitled to access information regarding the profitability of the Facility or the Company other than any information that has been filed pursuant to (or is required to be filed pursuant to) the Securities Act or to trade secrets or other proprietary information of the Company. If the Company so elects, a representative of the Company shall be present at any such examination or inspection.

Section 7.2.       Release and Indemnification Covenants.

(a)            The Company agrees to pay, defend, protect, indemnify, and hold each of the Issuer Indemnified Parties and the Trustee Indemnified Parties harmless for, from and against any and all Liabilities directly or indirectly arising from or relating to the Notes, this Loan Agreement and the Project and any and all Liabilities directly or indirectly arising from or relating to the Bonds, the Indenture, or any document related to the issuance and sale of the Bonds, including, but not limited to, the following:

(i)            Any injury to or death of any person or damage to property in or upon the Facility or growing out of or connected with the use, non-use, condition, or occupancy of the Facility or any part thereof;

(ii)            Violation of any agreement, covenant, or condition of any of the Loan Agreement, the Note or any of the other agreements, certificates, contracts or instruments executed by the Company in connection with the issuance of the Bonds or the financing or refinancing of a portion of the expenses associated with the Project;

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(iii)           Violation of any agreement, contract, or restriction relating to the Project;

(iv)           Violation of any agreement, covenant, or condition of any of the Loan Agreement, the Note or any of the other agreements, certificates, contracts or instruments executed by the Company in connection with the issuance of the Bonds or the financing or refinancing of a portion of the expenses associated with the Project;

(v)            The issuance and sale of the Bonds;

(vi)           Any environmental condition related to the Facility;

(vii)          Any statement, information, or certificate furnished by the Company to the Issuer or the Trustee that is misleading, untrue, incomplete, or incorrect in any respect; and

(viii)         The acceptance and administration of this Loan Agreement and the Indenture.

(b)            The Company also agrees to pay, defend, protect, indemnify, and hold each of the Issuer Indemnified Parties and the Trustee Indemnified Parties harmless for, from, and against any and all Liabilities directly or indirectly arising from or relating to (i) any errors or omissions of any nature whatsoever contained in any legal proceedings or other official representation or inducement made to the Issuer by or on behalf of the Company pertaining to the Bonds, (ii) any Company fraud or misrepresentations or omissions contained in the proceedings of the Issuer relating to the issuance of the Bonds or pertaining to the financial condition of the Company that, if known to the original purchaser of the Bonds could reasonably be considered a factor in such Person’s decision to purchase the Bonds and (iii) from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, attorney’s fees and expenses and the costs of enforcement of this Loan Agreement or any provision thereof), which Trustee Indemnified Parties or Issuer Indemnified Parties may incur or with which it may be threatened by reason of acting as or on behalf of the Indemnified Parties under this Loan Agreement, except to the extent the same shall have been finally adjudicated by a court by a court of competent jurisdiction to have been directly caused by the Indemnified Parties gross negligence or willful misconduct. The terms of this indemnity shall survive the termination of this Loan Agreement or the earlier resignation or removal of the Trustee. Provided, however, nothing in this subsection shall be deemed to provide the Issuer with indemnification for the Issuer’s omissions or misstatements contained in any offering statement related to the Bonds under the headings “THE ISSUER” and “LITIGATION-The Issuer” as it relates to the Issuer.

(c)            Subsections (a) and (b) above are intended to provide indemnification to each Issuer Indemnified Party and Trustee Indemnified Party for his or her active or passive negligence or misconduct; provided, however, nothing in subsections (a) and (b) above shall be deemed to provide indemnification to any Issuer Indemnified Party or any Trustee Indemnified Party with respect to any Liabilities arising from the successful allegation of fraud, gross negligence, or willful misconduct of such party.

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(d)            Any party entitled to indemnification hereunder shall notify the Company of the existence of any claim, demand, or other matter to which the indemnification obligation of the Company applies, and shall give the Company a reasonable opportunity to defend the same at its own expense and with counsel satisfactory to the Issuer Indemnified Party and Trustee Indemnified Party, as applicable, provided that the Issuer Indemnified Party and Trustee Indemnified Party shall at all times also have the right to fully participate in the defense. If the Issuer Indemnified Party or Trustee Indemnified Party is advised by counsel that there may be legal defenses available to either of them that are different from or in addition to those available to the Company or if the Company shall, after receiving notice of the indemnification obligation of the Company and within a period of time necessary to preserve any and all defenses to any claim asserted, fails to assume the defense or to employ counsel for that purpose satisfactory to the Issuer Indemnified Party and Trustee Indemnified Party, as applicable, the Issuer Indemnified Party and Trustee Indemnified Party, as applicable, shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf of, for the account of, and at the expense and risk of, the Company.

(e)            The Company shall be responsible for the counsel fees, costs, and expenses of the Issuer Indemnified Parties or the Trustee Indemnified Parties in conducting its defense.

(f)            Notwithstanding the foregoing, the Company shall not be considered an “Indemnified Party” for purposes of this Section.

(g)            The obligations of the Company under this Section shall survive the termination of this Loan Agreement and the resignation or removal of the Trustee.

Section 7.3.       Merger or Consolidation

(a)            The Company may not, directly or indirectly, (x) consolidate or merge with or into another Person (whether or not the Company is the survivor), or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless:

(i)             either (A) the Company is the survivor or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Note and this Loan Agreement pursuant to a supplemental loan agreement;

(iii)            immediately after such transaction no Default or Event of Default exists;

(iv)           either

(A)            the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, on the date of such transaction immediately after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.11(a); or

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(B)            immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable Test Period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

(v)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental loan agreement (if any) comply with this Loan Agreement and the opinion shall state the obligations under such supplemental loan agreement constitute the legal, valid and binding obligations of the Company; provided, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

(b)            Notwithstanding the restrictions described in Section 7.3(a)(iii) or 7.3(a)(iv), (i) any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties and assets to the Company or any Restricted Subsidiary or (ii) the Company may consolidate or merge with or into a Subsidiary of the Company, in each case, without the Company being required to comply with Section 7.3(a)(iii) or Section 7.3(a)(iii) in connection with any such consolidation, merger or disposition.

(c)            Upon any consolidation or merger or any disposition of all or substantially all of the properties or assets of the Company in accordance with Section 7.3(a) and (b) above, in which the Company is not the surviving entity, the surviving entity formed by such consolidation or into which the Company is merged or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the notes with the same effect as if such surviving entity had been named as such, and thereafter (except in the case of a lease of all or substantially all of its properties or assets) the Company will be relieved of all obligations and covenants under this Loan Agreement and the Note.

Section 7.4.       Financial Records and Statements. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records regarding the Company’s transactions shall be appropriate and adequate for the Company’s business.

Section 7.5.       Tax Covenants.

The Company represents and covenants that it will comply with the Tax Certificate and Agreement and will not take any action or omit to take any action, or permit to be taken or omitted, which action or omission will adversely affect the exclusion from gross income of the interest on the Tax-Exempt Bonds for federal income tax purposes, and in the event of such action or omission, it will, promptly upon having such brought to its attention, take such reasonable actions based upon an Opinion of Bond Counsel, and in all cases at the sole expense of the Company, as may rescind or otherwise negate such action or omission.

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Section 7.6.       Reference to Bonds Ineffective After Bonds Paid. Upon Payment of the Bonds and upon payment of all obligations under this Loan Agreement, all references in this Loan Agreement to the Bonds and the Trustee shall be ineffective, and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder except as provided in Section 7.2 and 7.5 hereof and except with regard to payments of any documented, out of pocket reasonable fees and expenses of the Issuer by the Company in accordance with this Loan Agreement.

Section 7.7.       Notification Upon Event of Default; Notice of Suits; Notice of Bankruptcy.

(a)            The Company shall promptly notify the Trustee and the Issuer in writing upon the occurrence of any Default or Event of Default of which the Company has knowledge and shall notify the Issuer and the Trustee of any breach of any covenant contained herein. The Trustee shall have no duty or be obligated or liable for the monitoring of the Company’s compliance with its agreement herein.

(b)            The Company shall notify the Trustee and the Issuer in writing as soon as it has knowledge of any material actions, suits or proceedings at law, in equity or before or by any governmental authority, pending or, to its knowledge, threatened in writing, materially and adversely affecting the ability of the Company to perform its obligations hereunder, or materially and adversely impacting the validity or enforceability of the Note or this Loan Agreement.

(c)            The Company shall notify the Trustee and the Issuer (i) in writing within two days if a petition in bankruptcy is filed by the Company or (ii) within 30 days if a petition in bankruptcy is filed against the Company, in either case as debtor under the federal bankruptcy laws or other proceedings are commenced with respect to the Company under other applicable bankruptcy, reorganization or insolvency laws, as now or hereafter constituted.

Section 7.8.       Compliance with Indenture. The Issuer will perform all of its agreements in the Indenture, and, except for the assignment of this Loan Agreement (excluding the Issuer’s Unassigned Rights) pursuant to the Indenture, will not convey its interest in this Loan Agreement. The Company covenants and agrees to do all things within its power in order to comply with and to enable the Issuer to comply with all requirements and to fulfill all covenants of the Indenture insofar as the same relate to or are applicable to the Company (including but not limited to payment of the documented, out of pocket, reasonable fees and expenses, including reasonable legal fees and expenses, of the Trustee). The Issuer agrees that it will not amend or supplement the Indenture so as to increase the burdens or liabilities of the Company or affect the rights of the Company without the prior written consent of the Company. The Company hereby agrees that it has received an executed copy of the Indenture and that it is familiar with its provisions, and the Company hereby approves the terms and provisions of the Indenture and the Series 2022 Bonds.

Section 7.9.       Further Assurances.

(a)            The Company agrees to provide the notices and certificates to the Issuer and the Trustee, as appropriate, in accordance with the provisions relating to redemption of the Bonds under certain circumstances as set forth in Article III of the Indenture.

(b)            The Company agrees to provide all notices and certificates to the Issuer and the Trustee as appropriate, that are required under the Indenture in accordance with the terms thereof.

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ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

Section 8.1.       Events of Default. Each of the following events shall be an Event of Default:

(a)            Failure of the Company to make any payment on any Note when the same becomes due and payable; or

(b)            Failure of the Company to observe and perform any of its payments (other than the payments specified in clause (a) above), covenants, conditions or agreements under this Loan Agreement for a period of 30 days after receipt of notice from the Issuer or the Trustee to the Company, specifying such failure and requesting that it be remedied, provided that, if such failure is not susceptible of cure within 30 days and the Company has commenced and is diligently pursuing a cure, such 30 day period shall be extended for so long as is reasonably necessary to cure such failure; or

(c)            a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness (other than the payments specified in clause (a) above) for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if such default:

(i)             is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(ii)            results in the acceleration of such Indebtedness prior to its Stated Maturity,

(d)            (i) Commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) consent by the Company to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Company, (iii) making by the Company of any assignment for the benefit of creditors, or (iv) taking of any other action by the Company, in furtherance of any of the foregoing; or

(e)            The (i) entry against the Company of any decree for relief or order for relief by a court having jurisdiction over the Company or its property in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Company, or any substantial part of its property, or (iii) entry of any order for the termination or liquidation of the Company or its affairs; or

(f)            Failure of the Company, within 60 days after the commencement of any proceedings against it under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, to have such proceedings dismissed or stayed; or

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(g)            Any warranty or representation of the Company contained in this Loan Agreement, the Indenture or the Tax Certificate and Agreement or in any instrument furnished in connection with the issuance or sale of any series of Bonds was false or misleading in any material respect at the time it was made or delivered, and the adverse effect of any such warranty or representation is not cured within 30 days of notice thereof from the Issuer or the Trustee to the Company; or

(h)            An Event of Default has occurred and is continuing under Sections 1001(a) or (b) of the Indenture, which has not been cured or waived in accordance with the terms of the Indenture.

The provisions of subsection (b) and (h) above are subject to the limitation that if by reason of force majeure the Company is unable in whole or in part to observe and perform any of its covenants, conditions or agreements contained hereunder, other than its payment obligations and other obligations contained in Sections 4.1, 5.3, 7.2, 7.3, 7.5 or 10.1 hereof, the Company shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall include without limitation acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or the State or any political subdivision thereof or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics and pandemics, including a surge in COVID-19 cases; landslides; lightning; earthquake; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company shall remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its covenants, conditions and agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by agreeing to the demands of any opposing party when such course is in the judgment of the Company unfavorable to the Company.

Notwithstanding anything herein to the contrary, a Determination of Taxability shall not result in or constitute an Event of Default if Section 10.1 is complied with.

Section 8.2.       Remedies. Upon the occurrence of an Event of Default, and at any time thereafter during the continuation of such Event of Default, the Issuer (in the case of the Issuer’s Unassigned Rights in the event of a failure of the Trustee to act under this subsection) and the Trustee, as assignee of the Issuer, may (but shall not be obligated to) exercise any right or remedy available to it in law or equity to enforce all other rights under this Loan Agreement and the Trustee may (but shall not be obligated to) take one or more of the following remedial steps; and in the event that as a result of such Event of Default, the Trustee declares the principal amount of all Bonds then outstanding, together with any accrued and unpaid interest thereon, to be immediately due and payable under Article X of the Indenture, the Trustee shall take the remedial step set forth in Section 8.2(a) hereof:

(a)            declare the principal of, and all interest then accrued on, the loan to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Company hereby expressly waive, anything contained in the Loan Agreement to the contrary notwithstanding; provided that if any Event of Default specified in Sections 8.1(c), 8.1(d) or 8.1(e) shall occur, the principal of, and all interest on, the loan shall automatically and immediately thereupon become due and payable concurrently therewith, without any further action by the Issuer or Trustee, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which the Company expressly waives; or

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(b)            take any action at law or in equity to collect the payments then due and thereafter to become due hereunder or under the Note or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement; or

(c)            exercise all rights and remedies provided for in the Indenture; or

(d)            after prior written notice to the Company, unless the giving of such notice would prejudice the Trustee (as determined in its sole discretion), perform for the account of the Company any covenant in the performance of which the Company is in default or make any payment for which the Company is in default; provided that the Company shall pay to the Trustee upon demand any amount paid by the Trustee in the performance of such covenant; and provided that any amounts which shall have been paid by reason of failure of the Company to comply with any covenant or provision of this Loan Agreement, including reasonable legal counsel fees, incurred in connection with prosecution or defense of any proceedings instituted by reason of default of the Company, shall bear interest at the Trustee’s announced prime rate plus two (2%) percent or the highest rate permitted by law, whichever is less, from the date of payment by the Trustee until paid by the Company; or

(e)            to pay or perform any obligation on behalf of the Company in connection with the Project.

If any party shall have proceeded to enforce this Loan Agreement by suit or action in equity or in law and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to such party, then the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceedings had taken place.

Section 8.3.       Additional Remedies. In addition to the above rights and remedies, if an Event of Default occurs, the Issuer and the Trustee shall have the right (but not the obligation) and remedy, without posting bond or other security, to have the provisions of this Loan Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such Event of Default will cause irreparable injury to the Issuer or the Trustee and that money damages will not provide an adequate remedy therefor.

Section 8.4.       Right of Trustee to Exercise Remedies. The Company acknowledges that the Trustee, as the assignee of the Issuer’s rights hereunder, has the right (but not the obligation) to exercise all rights and remedies set forth herein or otherwise available to the Issuer at law or in equity.

Section 8.5.       Waiver of Errors and Exemptions. The Company hereby waives and releases all errors, defects and imperfections whatsoever of a procedural nature in the entering of any judgment or any process or proceedings arising out of this Loan Agreement or the Note and the benefit of any law which now or hereafter might authorize the stay of any execution to be issued on any judgment recovered hereunder or the exemption of any property from levy or sale thereunder.

Section 8.6.       No Remedy Exclusive. No right or remedy herein conferred or reserved is intended to be exclusive of any other available rights and remedy or remedies, but each and every such right and remedy shall be cumulative and shall be in addition to every other right and remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy, privilege or power accruing upon any default shall impair any such right, remedy, privilege or power or shall be construed to be a waiver thereof, but any such right, remedy, privilege or power may be exercised from time to time and as often as may be deemed expedient. No notice, other than such notice as may be required precedent to the exercise of any right or remedy hereunder or at law, in equity or pursuant to statute, shall be required in connection with the exercise of any right or remedy hereunder.

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Section 8.7.       Agreement to Pay Attorney’s Fees and Expenses. If the Company should default under any of the provisions of this Loan Agreement and either the Issuer or the Trustee shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the fees of such attorneys incurred and such other expenses so incurred, including any sums due the Trustee in its capacity as agent for the Issuer.

Section 8.8.       No Waiver Implied. Any failure by the Issuer or the Trustee to insist upon the strict performance by the Company of any of the terms, covenants, agreements, conditions and provisions hereof shall not be deemed to be a waiver of any of the terms, covenants, agreements, conditions or provisions hereof, and notwithstanding any such failure, the Issuer and the Trustee shall have the right thereafter to insist upon the strict performance by the Company of any and all of the terms, covenants, agreements, conditions and provisions of this Loan Agreement. Neither the Company nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured hereunder shall be relieved of such obligation by reason of the failure of the Issuer or the Trustee to comply with any request of the Company or of any other person so obligated to take action to enforce any of the provisions of this Loan Agreement or the extension of the time of payment hereunder or modifying the terms hereof and in the latter event, the Company and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Issuer and the Trustee. No waiver of any breach of the Company of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance to seek a remedy for any breach by the Company be a waiver of any rights and remedies with respect to any subsequent breach.

Section 8.9.       Waiver of Trial by Jury. Each party hereto waives, to the extent allowed by law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of, this Loan Agreement, the Indenture, the Bonds, the Note, or any instrument delivered pursuant to any of them or the validity, protection, interpretation, collection or enforcement thereof; provided that, as of the date of this Loan Agreement, the Attorney General of the State has opined that the State and its political subdivisions cannot enter into a contract to waive the right to trial by jury.

ARTICLE 9
GUARANTEES

Section 9.1.       Subsidiary Guarantees.

(a)            Subject to this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the holder of each Note issued by the Company hereunder (particularly to the Issuer and the Trustee), irrespective of the validity and enforceability of this Loan Agreement or the Notes and the Obligations of the Company under the Notes or this Loan Agreement, that: (a) the principal and purchase price of and interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium and (to the extent permitted by law) interest on the Notes, and all other payment Obligations of the Company to the Issuer or the Trustee under the Notes or this Loan Agreement will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

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(b)            The Guarantors hereby agree that, except as expressly provided in this Article 9, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Loan Agreement, the absence of any action to enforce the same, any waiver or consent by the Issuer or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Loan Agreement.

(c)            If the Issuer or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, the Issuer or the Trustee or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Issuer or the Trustee, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Issuer or the Trustee in respect of any Obligations guaranteed hereby.

(d)            Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Issuer and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Loan Agreement, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in this Loan Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 9.2.       Limitation on Guarantor Liability.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Loan Agreement, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

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Section 9.3.       Subsidiary Guarantee Evidenced by Loan Agreement; No Notation of Subsidiary Guarantee.

(a)            The Subsidiary Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Loan Agreement (or, in the case of any Guarantor that is not party to this Loan Agreement on the Closing Date, a supplemental loan agreement) and not by an endorsement on, or attachment to, any Note of any Subsidiary Guarantee or notation thereof. To effect any Subsidiary Guarantee of any Guarantor not a party to this Loan Agreement on the Closing Date, such future Guarantor shall execute and deliver a supplemental loan agreement substantially in the form of Exhibit E hereto, which supplemental loan agreement shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

(b)            Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 9.1 shall be and remain in full force and effect notwithstanding that an endorsement on any Note a notation of such Subsidiary Guarantee is not required pursuant to Section 9.3(a) above.

(c)            The delivery of any Note by the Company, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Loan Agreement on behalf of each of the Guarantors.

Section 9.4.       Guarantors May Consolidate, etc., on Certain Terms.

(a)            No Guarantor shall sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), unless, (i) either (1) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental loan agreement under the Notes, this Loan Agreement and its Subsidiary Guarantee, or (2) such transaction does not violate the provisions of Section 5.8, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

(b)            In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental loan agreement, executed and delivered to the Issuer and the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Loan Agreement to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 9.5.       Releases of Guarantors.

(a)            The Subsidiary Guarantee of a Guarantor shall be automatically released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 5.8; (2) in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if as a result of such sale or disposition the Guarantor ceases to be a Restricted Subsidiary of the Company and the sale or other disposition does not violate the provisions of Section 5.8; (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 5.14; (4) upon defeasance or discharge of the Indenture accordance with the terms thereof; (5) upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; or (6) at such time as such Guarantor ceases to guarantee any other Indebtedness of either of the Company or any other Guarantor under a Credit Facility in excess of $5.0 million (provided, that, if at any time following such release, such Guarantor guarantees any other Indebtedness of either of the Company or any other Guarantors under a Credit Facility, then such Guarantor will be required to provide a Subsidiary Guarantee as provided under Section 5.13).

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(b)            Upon delivery by the Company to the Issuer and the Trustee of an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent have been complied with, the Issuer and the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of such Guarantor under this Loan Agreement as provided in this Article 9.

ARTICLE 10
TERMINATION OF LOAN AGREEMENT AND PREPAYMENT OF NOTE

Section 10.1.     Mandatory Prepayment. The Company shall be obligated (a) to prepay the Note in full upon the occurrence of a Change of Control as provided in Article XV of the Indenture; (b) to prepay the Note in full upon the occurrence of a mandatory tender as provided in Article XVI of the Indenture, (c) to prepay the Note in full when the Bonds otherwise become subject to mandatory redemption as provided in the Indenture and the Bonds; or (d) if the Bonds are optionally redeemed at the direction of the Company, to prepay the Note in the amount of such optional redemption of the Bonds.

Section 10.2.     Obligations after Payment of Note and Termination of Loan Agreement. Anything contained in this Loan Agreement, including without limitation, this Article 9, to the contrary notwithstanding, the obligations of the Company contained in Section 7.2 and the obligation of the Company to indemnify and pay the costs and expenses of the Issuer and the Trustee as provided herein shall continue after payment of the Note and termination of this Loan Agreement. For the purpose of clarity, the obligations of the Company in Article V hereof shall terminate upon payment of the Note and termination of the Loan Agreement.

ARTICLE 11
MISCELLANEOUS

Section 11.1.     Term of Loan Agreement; Amounts Remaining after Payment of the Bonds. This Loan Agreement shall be effective upon execution and delivery hereof, and subject to earlier termination in accordance with Section 9.1 hereof, shall expire at midnight on the last maturity date of any Bonds issued under the Indenture, or if the related payment of the Note has not been made on such date, when payment in full of the Note and all other amounts required to be paid hereunder shall have been made, provided that, notwithstanding anything to the contrary in this Loan Agreement, the obligations of the Company contained in Sections 4.1(b), 4.1(c) and 7.2 and the obligation of the Company to indemnify and pay the costs and expense of the Issuer as provided herein, and the obligations of the Guarantors related thereto, shall survive after expiration of the Note and this Loan Agreement. Any amounts remaining after Payment of the Bonds and payment of the fees and expenses of the Trustee, any paying agents and the Issuer in accordance with the Indenture shall belong to and be paid to the Company by the Trustee as overpayment of amounts due on the Note.

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Section 11.2.     Notices. Any communications between the parties hereto or notices provided herein to be given shall be in writing and shall be deemed to have been duly given on the date of receipt by the applicable party hereto if personally delivered; when transmitted by the applicable party hereto if transmitted by telecopy or facsimile transmission method, subject to the sender’s facsimile machine receiving the correct answerback of the addressee and confirmation of uninterrupted transmission by a transmission report or the recipient confirming by telephone to sender that he has received the facsimile message; when delivered by electronic mail, on the date of transmission (provided that receipt is confirmed, by return email or other means of communication identified in this Section 10.2); and when received by the applicable party hereto, if sent for next day delivery to a domestic address by recognized overnight delivery service or if sent by certified or registered mail, return receipt requested, in each case, to the address specified in below. The Company, the Issuer and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

To the Issuer:	The Mississippi Business Finance Corporation
735 Riverside Drive, Suite 300
Jackson, MS 39202

with copies to:	Balch & Bingham LLP
188 East Capitol Street, Suite 1400
Jackson, MS 39201

To the Company:	Enviva Inc.
7272 Wisconsin Avenue, Suite 1800
Bethesda, MD 20814

To the Guarantors:	Enviva Inc.
7272 Wisconsin Avenue, Suite 1800
Bethesda, MD 20814

To the Trustee:	Wilmington Trust, N.A.
3951 Westerre Parkway, Ste. 300
Richmond, VA 23233

Section 11.3.     Amendments to Loan Agreement and Note. Neither this Loan Agreement nor the Note shall be amended or supplemented and no substitution shall be made for the Note subsequent to the issuance of the Bonds and before payment of the Bonds, without the consent of the Trustee, given in accordance with Article XII or XIII of the Indenture.

Section 11.4.     Successors and Assigns. This Loan Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and the Trustee, as third-party beneficiary, and their respective successors and assigns. No assignment by the Company or any Guarantors in contravention of the terms hereof shall relieve the Company or any Guarantors of its obligations hereunder.

Section 11.5.     Severability. If any provision of this Loan Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

Section 11.6.     Applicable Law. This Loan Agreement shall be governed by the applicable laws of the State.

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Section 11.7.     Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

Section 11.8.     Entire Loan Agreement. This Loan Agreement together with the Indenture and the Note constitute the entire agreement and supersede all prior agreements and understandings, both oral and written, between the Issuer and the Company with respect to the subject matter hereof.

Section 11.9.     The Trustee. In taking (or refraining from) any action under this Loan Agreement, the Trustee shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Indenture.

Section 11.10.   No Pecuniary Liability of Issuer, County or State. No provision, covenant, or agreement contained in this Loan Agreement, or any obligations herein imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer (except to the extent provided herein and in the Bonds), of the County or of the State within the meaning of any State constitutional or statutory limitation or shall constitute or give rise to a charge against the general credit of the Issuer (except to the extent provided herein and in the Bonds), the County or the State. In making the agreements, provisions and covenants set forth in this Loan Agreement, the Issuer has not obligated itself, except with respect to the application of loan payments, if and when made, as hereinabove provided.

Section 11.11.   No Personal Liability of Officials of Company, Issuer or Trustee. None of the covenants, stipulations, promises, agreements and obligations of the Company, the Issuer or the Trustee contained herein shall be deemed to be covenants, stipulations, promises, agreements or obligations of any director, official, officer, counsel, agent or employee of the Company, the Issuer or the Trustee in his or her individual capacity, and no recourse shall be had for the payment of the principal of or premium, if any, or interest on the Bonds or for any claim based thereon or any claim hereunder against any director, official, officer, counsel, agent or employee of the Issuer, the Company or the Trustee or any natural person executing any Bond, including any officer or employee of the Trustee.

Section 11.12.  Special, Limited Obligation of Issuer.

(a)            This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and the Trustee for the benefit of the Owners of the Bonds, and their respective successors and assigns, subject to the limitation that any obligations of the Issuer created by or arising out of this Loan Agreement shall be special, limited obligations of the Issuer, payable solely out of the revenues arising from the pledge and assignment of the funds held or set aside in trust under the Indenture and shall never constitute indebtedness of the Issuer, the County, the State, or any political subdivision of the State within the meaning of any provision or limitation of the constitution or statutes of the State and shall not constitute nor (except for its fraud or intentional misrepresentation) give rise to a pecuniary liability of the Issuer, the County, the State or any political subdivision of the State or a charge against the general credit or taxing powers, if any, of such entities. The Issuer has no taxing power.

(b)            Anything in this Loan Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to the Issuer by the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer.

(c)            No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this Loan Agreement or any other Issuer Documents or in any Bond or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in any agreement, instrument, or certificate executed in connection with the Project or the issuance and sale of the Bonds, against any Issuer Indemnified Parties, whether by virtue of any Constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that no personal liability whatsoever shall attach to, or be incurred by, any Issuer Indemnified Party, either directly or by reason of any of the obligations, covenants, promises, or agreements entered into by the Issuer with the Company or the Trustee to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against each and every Issuer Indemnified Party is, by the execution of the Bonds, this Loan Agreement or any other Issuer Documents, and as a condition of, and as part of the consideration for, the execution of the Bonds, this Loan Agreement, and the other Issuer Documents, is expressly waived and released.

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(d)            No agreements or provisions contained herein, nor any agreement, covenant, or undertaking by the Issuer in connection with the Project or the issuance, sale, and/or delivery of the Bonds shall give rise to any pecuniary liability of the Issuer or a charge against its general credit, or shall obligate the Issuer financially in any way, except as may be payable from the revenues pledged hereby for the payment of the Bonds and their application as provided in the Indenture. No failure of the Issuer to comply with any term, covenant, or agreement contained in the Bonds, this Loan Agreement or the Indenture, or in any other Issuer Documents, shall subject the Issuer to liability for any claim for damages, costs, or other financial or pecuniary charge, except to the extent that the same can be paid or recovered from the revenues pledged for the payment of the Bonds or other revenues derived under this Loan Agreement. Nothing herein shall preclude a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Issuer for any failure to comply with any term, condition, covenant, or agreement herein; provided that no costs, expenses, or other monetary relief shall be recoverable from the Issuer, except as may be payable from the Trust Estate under the Indenture for the payment of the Bonds or other revenue derived under this Loan Agreement. No provision, covenant, or agreement contained herein, or any obligations imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer within the meaning of any State constitutional or statutory limitation or shall constitute or give rise to a charge against its general credit. In making the agreements, provisions, and covenants set forth in this Loan Agreement, the Issuer has not obligated itself, except with respect to the application of the Trust Estate under the Indenture for the payment of the Bonds or other revenues derived under this Loan Agreement or the Indenture.

(e)            The Issuer shall have no liability or obligation with respect to the payment of the purchase price of the Bonds. None of the provisions of this Loan Agreement shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless payable from the Trust Estate under the Indenture, or the Issuer shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability that may be incurred thereby. The Issuer shall not be under any obligation hereunder to perform any record keeping or to provide any legal services, it being understood that such services shall be performed or provided as arranged by the Trustee or the Company. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions expressly contained in this Loan Agreement, the Indenture and any and every Bond executed, authenticated, and delivered under the Indenture; provided, however, that (i) the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Company or the Trustee, (ii) the Issuer shall have received the instrument to be executed, and (iii) any action or execution of any instrument requested of the Issuer shall be at the expense of the Company.

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Section 11.13.   No Warranty by Issuer or Trustee. THE COMPANY RECOGNIZES THAT, BECAUSE THE COMPONENTS OF THE FACILITY HAVE BEEN AND ARE TO BE SELECTED BY IT, THE ISSUER HAS NOT MADE AN INSPECTION OF THE FACILITY, IF AND WHEN ACQUIRED, OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER AND TRUSTEE MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE COMPANY. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE FACILITY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Issuer, the Company and the Guarantors have caused this Loan Agreement to be executed in their respective corporate names, all as of the date first above written.

ISSUER

MISSISSIPPI BUSINESS FINANCE CORPORATION

By:	/s/ Larry W. Mobley
Executive Director

[SEAL]

Attest:

/s/ Debbie McCollum
Secretary

S-1 [Loan Agreement Signature Page]

COMPANY

ENVIVA INC.

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

GUARANTORS

Enviva Holdings GP, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Holdings, LP

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Management Company, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Shipping Holdings, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

S-2 [Loan Agreement Signature Page]

Enviva GP, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Aircraft Holdings Corp.

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Partners Finance Corp.

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva, LP

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Energy Services, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Development Finance Company, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

S-3 [Loan Agreement Signature Page]

Enviva Pellets Waycross, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Pellets Lucedale, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Port of Pascagoula, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Pellets, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Pellets Bond, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

Enviva Pellets Greenwood, LLC

By:	/s/ Shai S. Even
Shai S. Even
Executive Vice President and Chief Financial Officer

S-4 [Loan Agreement Signature Page]

EXHIBIT A

FACILITY DESCRIPTION

The Facility is a wood pellet production plant to be constructed in near Bond, Mississippi with estimated annual production capacity of approximately 1,100,000 metric tons per year after the Facility is fully ramped and operational. The Facility will include (i) approximately 320 acres of real property located at 2901 Highway 48 South, Wiggins, Mississippi 39577, together with the existing improvements and certain equipment located thereon, (ii) additions and improvements to be constructed and installed on such real property, and (iii) equipment useful in connection with the proposed operations at the Facility. The Facility will be located wholly within unincorporated portions of Stone County, Mississippi.

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EXHIBIT B

FORM OF SERIES 2022 NOTE

ENVIVA INC.

$100,000,000	November 22, 2022

For value received, Enviva Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of the Mississippi Business Finance Corporation (the “Issuer”), its successors and assigns, the principal sum of One Hundred Million and 00/100 Dollars ($100,000,000), or, if less, the unpaid principal sum of the loan, together with interest on the unpaid principal balance thereof, from the date of the delivery of the Series 2022 Bonds, until the Company’s obligation with respect to the payment of such sum shall be discharged, at the rate borne by the Series 2022 Bonds, as hereinafter defined. The portion of the principal balance of this Note outstanding at any one time which equals the then outstanding principal balance of the Series 2022 Bonds described below shall bear interest at the same rate as such Series 2022 Bonds.

This Note is issued to evidence the obligation of the Company under and pursuant to, and shall be governed by and construed in accordance with the terms of, a Loan and Guaranty Agreement (the “Loan Agreement”) between the Issuer and the Company and guaranteed by the Guarantors dated as of November 1, 2022, and effective as of November 22, 2022, for the payment of the loan made by the Issuer to the Company thereunder from the proceeds of the Issuer’s $100,000,000 principal amount of Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) (the “Series 2022 Bonds”), and the payment of interest thereon, including provisions for mandatory prepayment and tender of said loan as a whole in certain cases. Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement. Substantially all of the Issuer’s interest in the Loan Agreement (together with this Note) has been assigned to Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to an Indenture of Trust dated as of November 1, 2022, between the Issuer and the Trustee (the “Indenture”). Such assignment is made as security for the payment of the Series 2022 Bonds pursuant to the Indenture. This Note is a senior unsecured obligation of the Company.

The Series 2022 Bonds shall mature on July 15, 2047 and are subject to mandatory tender on July 15, 2032.

The accrued and unpaid interest on the outstanding principal of the Series 2022 Bonds is payable on January 15 and July 15 in each year, with the first such interest payment due on January 15, 2023. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal of this Note shall be payable at maturity. In no event shall the Company be obligated to pay any interest in excess of the maximum rate permitted by applicable law.

If at any time the amount held by the Trustee in accounts corresponding to the Series 2022 Bonds in the Bond Fund, all as defined in the Indenture, should be sufficient to pay at the times required the principal of, premium, if any, and interest then due on the Series 2022 Bonds, any remaining unpaid and to all fees and expenses (as set forth in the Indenture) of the Trustee and any paying agents accrued and to accrue through final payment of the Series 2022 Bonds (other than contingent obligations for which no claim has been made or future amounts due and not yet known), the Company shall not be obligated to make any further payments hereunder, except as otherwise set forth in the Indenture.

In addition to the payments of principal, premium, if any, and interest specified herein, the Company shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to enable the Trustee to make the payments and transfers required by Article VI of the Indenture, including providing for payment when due of all principal of (whether at maturity, by acceleration or call for redemption, or otherwise) and premium, if any, and interest on the Bonds, and all other amounts required pursuant to the Loan Agreement.

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The Company shall not have the option to prepay this Note, except as provided in Article X of the Loan Agreement.

Payments shall be made in lawful money of the United States of America in immediately available funds on the date payment is due, at the principal corporate trust office of the Trustee in or at such other place as the Trustee may direct in writing.

The payment by the Company of the principal of and interest on this Note is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Loan Agreement.

The Issuer, by the execution of the Indenture and the assignment form set forth below, is assigning this Note and the payments thereon to the Trustee. Payments of principal of and interest on this Note shall be made directly to the Trustee for the account of the Issuer pursuant to such assignment and applied only to the principal of, premium, if any, and interest on the Series 2022 Bonds. All obligations of the Company hereunder shall terminate when and as provided in the Loan Agreement.

The Company agrees to make payments on this Note on the dates and in amounts specified herein and, in the Indenture, and in addition agrees to make such other payments as are required pursuant to the Loan Agreement. The obligations of the Company to make the payments required hereunder shall be absolute and unconditional irrespective of any defense (other than defense of payment or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee).

In case an Event of Default, as defined in the Loan Agreement, shall occur, the principal of and interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. This Note shall be governed by, and construed in accordance with, the laws of the State of Mississippi.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name, all as of the date first above written.

ENVIVA INC.

By:
[Name, Title]

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ASSIGNMENT

The Mississippi Business Finance Corporation (the “Issuer”), hereby irrevocably assigns, without recourse, the foregoing Note to Wilmington Trust, N.A., as trustee (the “Trustee”) under an Indenture of Trust dated as of November 1, 2022 (the “Indenture”), between the Issuer and the Trustee and hereby directs Enviva Inc., as the maker of the Note to make all payments of principal of and interest thereon directly to the Trustee at its designated corporate trust office in Richmond, Virginia, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of the Issuer’s Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds), issued pursuant to the Indenture.

MISSISSIPPI BUSINESS FINANCE CORPORATION

By:
Executive Director

[SEAL]

Attest:

Secretary

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EXHIBIT C

FORM OF WRITTEN REQUISITION (CONSTRUCTION FUND)

Wilmington Trust, N.A.
Attn: Joy Holloway

3951 Westerre Parkway, Ste. 300

Richmond, Virginia 23233

Re:	WRITTEN REQUISITION NO. C-___________

Certificate and Request for Disbursement of Funds from the Mississippi Business Finance Corporation (Enviva Inc. Project) Construction Fund

Dear Sir/Madam:

As the Trustee under that certain Indenture of Trust, dated as of November 1, 2022 (the “Indenture”) with the Mississippi Business Finance Corporation (the “Issuer”), you are hereby requested to disburse from the General Account of the Construction Fund described above, which was created by Section 601 of the Indenture, and in accordance with the provisions of Article VII of the Indenture, the amounts more fully set forth on Schedules 1 and 2 attached hereto to be paid pursuant to this Written Requisition to the payees listed on such Schedules 1 and 2 for the purposes therein set forth. Such disbursement represents the amount to which each such payee is entitled as of ______________, 20___ (the “Statement Date”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

The undersigned Authorized Company Representative does hereby certify in compliance with Section 3.5 of that certain Loan Agreement, dated as of November 1, 2022, and effective as of November 22, 2022 (the “Agreement”), between the Issuer and Enviva Inc. (the “Company”) that,

(i)             I have read the Indenture and the Loan Agreement and definitions relating thereto and have reviewed appropriate records and documents of the Company relating to the matters covered by this Written Requisition;

(ii)            The amount and nature and the name and address of the payee of each item of the Costs of the Project paid by the Company as of the Statement Date and hereby requested to be reimbursed to the Company are shown on Schedule 1 attached hereto;

(iii)           The amount and nature of each item of the Costs of the Project due and payable as of the Statement Date and hereby requested to be paid to persons other than the Company are shown on Schedule 2 attached hereto;

(iv)           Each item for which disbursement is requested hereunder is for an obligation properly incurred, is a proper charge against the General Account of the Construction Fund as a Cost of the Project, has not been paid out of Bond proceeds, has not been the basis of any previous withdrawal from the General Account of the Construction Fund and, if for acquisition, construction or installation of the Facility, was made substantially in accordance with the Plans and Specifications for the Facility;

(v)            The Facility has not been materially injured or damaged by fire or other casualty in a manner which, if not repaired or replaced, would materially impair the ability of the Company to meet its obligations under the Loan Agreement;

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(vi)           With respect to disbursements from the General Account of the Construction Fund, the disbursement requested will result in at least 97% of the total of all such disbursements from the Construction Fund, other than disbursements for issuance expenses, having been used (a) to provide land or property of a character subject to the allowance for depreciation under Section 167 of the Internal Revenue Code of 1986, and (b) for payment of such amounts which are, for federal income tax purposes, chargeable to the Project’s capital account or would be so chargeable either with a proper election by the Company (for example under Section 266 of said Code) or but for a proper election by the Company to deduct such amounts;

(vii)          The Company is in material compliance with all provisions and requirements of the Loan Agreement;

(viii)         No Event of Default set forth in Article 8 of the Loan Agreement, and no event which but for the lapse of time or the giving of notice or both would be such an Event of Default, has occurred and is continuing;

(ix)            All materials for which payment is requested have been delivered to and remain on the Project;

(x)            The payment requested hereby does not include any amount which is now entitled to be retained under any holdbacks or retainages provided for in any agreement;

(xi)           Each item for which disbursement from the General Account of the Construction Fund is requested hereunder, and the cost for each such item, is as described in the information statement filed by the Issuer in connection with the issuance of the Series 2022 Bonds (as defined in the Loan Agreement), as required by Section 149(e) of the Code; or if any such item is not as described in that information statement, the average, reasonably expected economic life of the Facility which has been and will be paid for with moneys in the Construction Fund (as recomputed to incorporate such changed or varied item) is not less than 5/6ths of the average maturity of the Series 2022 Bonds; and

(xii)           All proceeds of the General Account of the Construction Fund heretofore disbursed have been spent in accordance with the Written Requisition applicable thereto.

EXECUTED this _____ day of ___________________, 20___.

Authorized Company Representative of Enviva Inc.

By:
Name:
Title:

Attachments to Written Requisition (Construction Fund)

Schedule 1 - Amounts to be Reimbursed to the Company

Schedule 2 - Amounts to be Paid to Persons other than the Company

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SCHEDULE 1 OR 2

TO THE WRITTEN REQUISITION (CONSTRUCTION FUND)

To Requisition No. C-_________ for the requisition from the General Account of the Construction Fund of The Mississippi Business Finance Corporation Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds)

SCHEDULE 1: REIMBURSEMENT TO ENVIVA INC.

Amount	$ ______________________
Pay to:	Enviva Inc.
Address of Payee:	_______________________
_______________________
_______________________
ABA#:	_____*___________
For Account of:	_______________________
Account Number:	_______________________
Purpose:	_______________________
_______________________
_______________________

SCHEDULE 2: PAYMENTS TO THIRD PARTIES

Amount	$ ______________________
Pay to:	_______________________
Address of Payee:	_______________________
_______________________
_______________________
ABA#:	_____*___________
For Account of:	_______________________
Account Number:	_______________________
Purpose:	_______________________
_______________________
_______________________

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EXHIBIT D

PROJECT COMPLETION CERTIFICATE

________ __, ____

The Company hereby certifies to the Issuer and the Trustee that it has substantially completed the Project as described in the Loan Agreement; and

(a) the total Costs of the Project (other than Costs that are subject to retainage or dispute) are not less than $_____________,

(b) the acquisition, construction, installation and testing of the Facility has been completed,

(c) all material permits that are necessary at such time to commence operation have been obtained, and

(d) except for amounts retained by the Trustee to pay Costs of the Project not then due and payable (including any interest on the Series 2022 Bonds during the Capitalized Interest Period), the total Costs of the Project have been paid.

ENVIVA INC.

By:
Name:
Title:

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EXHIBIT E

FORM OF SUPPLEMENT ADDING GUARANTOR

This SUPPLEMENTAL LOAN AGREEMENT, dated as of ________________ (this “Supplemental Loan Agreement”), is among Enviva, Inc., a Delaware corporation (the “Company”), the Guarantors, each of the parties identified under the caption “New Guarantors” on the signature pages hereto (the “New Guarantors”) and the Mississippi Business Finance Corporation (the “Issuer”).

RECITALS

WHEREAS, the Issuer has issued, pursuant to an Indenture of Trust dated November 1, 2022, and effective as of November 22, 2022 (the “Indenture”) between the Issuer and Wilmington Trust, N.A., as trustee (the “Trustee”) $100,000,000 in aggregate principal amount of its Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) (the “Series 2022 Bonds” together with any additional bonds issued pursuant to the Indenture, the “Bonds”), for the purposes of (i) financing all or a portion of the costs of acquiring, constructing, and equipping of the Company’s facility in Stone County, Mississippi (the “Project”), (ii) funding capitalized interest, and (iii) paying certain costs and expenses related to the issuance of the Series 2022 Bonds, and to loan the proceeds of the Series 2022 Bonds to the Company, pursuant to a Loan and Guaranty Agreement dated as of November 1, 2022, and effective as of November 22, 2022 (the “Loan Agreement”); and

WHEREAS, the Company has delivered to the Issuer its promissory note in respect of the Series 2022 Bonds dated November 22, 2022 (the “Series 2022 Note” and together with any other promissory notes issued pursuant to the Loan Agreement, the “Notes”), evidencing its obligation to pay all amounts due under the Loan Agreement with respect to the Series 2022 Bonds; and

WHEREAS, the Issuer, as security for the Series 2022 Bonds, assigned to the Trustee the Series 2022 Note and all the rights of the Issuer under the Loan Agreement (except for the Issuer’s Unassigned Rights); and

WHEREAS, pursuant to the Loan Agreement, the Guarantors have guaranteed the Company’s Obligations under the Loan Agreement and the Notes; and

WHEREAS, Section 9.3 of the Loan Agreement and Section 1301 of the Indenture provide that the Issuers, the Guarantors and the Trustee may amend or supplement the Loan Agreement in order to add additional Guarantors to the Loan Agreement, without the consent of the Holders of the Bonds; and

WHEREAS, all acts and things necessary to make this Supplemental Loan Agreement a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Loan Agreement and in consideration of the above premises, the Company, the Guarantors, the New Guarantors and the Issuer covenant and agree as follows:

ARTICLE 1

Section 1.01     This Supplemental Loan Agreement is supplemental to the Loan Agreement and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Loan Agreement for any and all purposes.

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Section 1.02     This Supplemental Loan Agreement shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the New Guarantors and the Issuer.

ARTICLE 2

Each New Guarantor hereby becomes a party to the Loan Agreement as a Guarantor with respect to the Loan Agreement and the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Loan Agreement and the Notes. Each New Guarantor agrees to be bound by all of the provisions of the Loan Agreement and the Notes applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Loan Agreement and the Notes.

ARTICLE 3

Section 3.01     Except as specifically modified herein, the Loan Agreement and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Issuer by reason of this Supplemental Loan Agreement. This Supplemental Loan Agreement is executed and accepted by the Issuer subject to all the terms and conditions set forth in the Loan Agreement with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Issuer with respect hereto.

Section 3.03     THIS SUPPLEMENTAL LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSISSIPPI.

Section 3.04     The Issuer shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Loan Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor or Company, as applicable.

Section 3.05     The parties may sign any number of copies of this Supplemental Loan Agreement. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Loan Agreement to be duly executed, all as of the date first written above.

ISSUER

MISSISSIPPI BUSINESS FINANCE CORPORATION

By:
Executive Director

[SEAL]

Attest:

Secretary

COMPANY

ENVIVA, INC.

By:
Name:
Title:

GUARANTORS

[INSERT SIGNATURE BLOCK FOR EACH GUARANTOR]

NEW GUARANTORS

[INSERT SIGNATURE BLOCK FOR EACH NEW GUARANTOR]

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